UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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TrueBlue, Inc.

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NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT Wednesday, May 15, 2019 10:00 a.m., Pacific Daylight Time TrueBlue Building 1015 A Street Tacoma, WA 98402

Letter to Shareholders

Tacoma, Washington

April 3, 2019

Dear Shareholders:

On behalf of the board of directors and management of TrueBlue, Inc. (“TrueBlue”), it is a pleasure to invite you to TrueBlue’s 2019 Annual Meeting of Shareholders, to be held at TrueBlue’s corporate headquarters located at 1015 A Street, Tacoma, Washington 98402, on Wednesday, May 15, 2019, at 10:00 a.m., Pacific Daylight Time.

As in prior years, TrueBlue has elected to deliver our proxy materials to the majority of our shareholders over the internet. This delivery process allows us to provide shareholders with the information they need, while at the same time conserving resources and lowering the cost of delivery. On or about April 3, 2019, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) containing instructions on how to access our 2019 proxy statement and 2018 Annual Report to Shareholders for the fiscal year ended December 30, 2018 (the “2018 Annual Report”). The Proxy Notice also provides instructions on how to vote online, by telephone, or by requesting and returning a proxy card, and includes instructions on how to receive a paper copy of the proxy materials by mail.

The matters to be acted upon are described in this Notice of Annual Meeting of Shareholders and Proxy Statement.

I look forward to seeing you at the Annual Meeting of Shareholders. We will report on TrueBlue’s operations and respond to questions you may have.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE VOTE ONLINE, BY TELEPHONE, OR BY MAIL AS SOON AS POSSIBLE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, YOU WILL HAVE THE RIGHT TO VOTE YOUR SHARES IN PERSON.

Very truly yours,

/s/ Steven C. Cooper

Steven C. Cooper

Board Chair

TrueBlue, Inc. 2019 Proxy Statement P. 1

Notice of Annual Meeting of Shareholders

Trueblue, Inc.

1015 A Street Tacoma, Washington 98402

Notice of Annual Meeting of Shareholders: Wednesday, May 15, 2019

The 2019 Annual Meeting of Shareholders of TrueBlue, Inc. (the “Meeting”), will be held at our corporate headquarters at 1015 A Street, Tacoma, Washington 98402, on Wednesday, May 15, 2019, at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.	To elect the directors named in this proxy statement to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified;

2.	To conduct an advisory vote on our executive compensation; and

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 15, 2019: Our proxy statement is attached. Financial and other information concerning TrueBlue is contained in our 2018 Annual Report. The proxy statement and our 2018 Annual Report are available on our website at www.TrueBlue.com. Additionally, you may access our proxy materials and vote your shares at www.proxyvote.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE ONLINE, BY TELEPHONE, OR BY MAIL, AS PROMPTLY AS POSSIBLE, IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR, IF YOU ARE A SHAREHOLDER OF RECORD, VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING.

Only shareholders of record at the close of business on March 15, 2019, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. Brokers cannot vote for Proposals 1 or 2 without shareholders’ instructions on how to vote.

By Order of the Board of Directors,

/s/ James E. Defebaugh

James E. Defebaugh

Secretary

Tacoma, Washington

April 3, 2019

TrueBlue, Inc. 2019 Proxy Statement P. 2

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders	Vote Right Away

Date and Time

May 15, 2019 at 10:00 a.m., Pacific Daylight Time

Location

TrueBlue Building

Robert J. Sullivan Auditorium

1015 A Street

Tacoma, Washington 98402

Record Date

March 15, 2019

Voting

Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Even if you plan to attend our 2019 Annual Meeting of Shareholders, please read this proxy statement with care and vote right away using any of the methods below. In all cases, have your proxy card or voting instructions form in hand and follow the instructions.

Vote online Visit www.proxyvote.com

Vote using your mobile device Scan this QR Code to vote with your mobile device

Vote by telephone Dial toll-free 1-800-690-6903

Vote by requesting and mailing your proxy card Cast your ballot, sign your proxy card, and send by U.S. mail

Voting Matters

	Agenda Item	Board Vote Recommendation	Page Reference for More Information
1	Elect the directors named in the proxy statement	FOR	13
2	Advisory vote on our executive compensation	FOR	26
3	Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019	FOR	58
TrueBlue, Inc. 2019 Proxy Statement P. 3

Proxy Statement Summary

2018 Business Summary

Revenue	$2.5 billion
Return of Capital	$35 million of common stock repurchases
Strategic Priorities	PeopleReady – Return to revenue growth and over 30% of orders now filled through JobStack mobile app
PeopleManagement – Continued strength in the e-commerce vertical
PeopleScout – 31% revenue growth and launch of Affinix RPO platform

Governance Best Practices

Leadership	Separation of chair, lead independent director, and CEO roles since 2008
Independence	7 of 8 non-executive directors are independent
All members of the governance, audit, and compensation committees are independent
Elections	All directors are elected annually
Directors must be elected by the majority of votes cast
Evaluations	All directors complete annual evaluations of the board of directors
The members of the audit, compensation, and innovation and technology committees complete annual self-evaluations of these committees
Alignment with Shareholder Interests	All directors have stock ownership guidelines
All directors receive annual equity grants
Attendance	All directors attended at least 75% of Board and their respective committee meetings
TrueBlue, Inc. 2019 Proxy Statement P. 4

Proxy Statement Summary

Board Composition

Independence 78% Independent	Tenure Average Tenure: 5.0 Years

Age Average Age: 58 Years	Racial and Gender Diversity Over 66% Female or Racially Diverse

Director Skills and Experience

SKILL		NUMBER OF DIRECTORS	TOTAL OF 9

	HUMAN RESOURCES, COMPENSATION, AND HUMAN CAPITAL INDUSTRY Experience is vital in helping TrueBlue better understand, sustain, and grow its core business operations		6

	AUDIT, ACCOUNTING, AND FINANCE Experience provides valuable insight to ensure transparency and accuracy for TrueBlue’s financial reporting and internal controls		9

	PUBLIC COMPANY BOARD AND INVESTOR RELATIONS Experience provides TrueBlue management with valuable advice in meeting its obligations as a publicly traded entity as well as its interactions with the investment community		8

	MERGERS AND ACQUISITIONS Experience is integral to allow TrueBlue to meet its growth strategies and global expansion goals through strategic acquisitions		8

	SALES AND MARKETING Experience provides key guidance to TrueBlue’s business expansion and organic growth goals		8

	GLOBAL Experience gives key insight and leadership to TrueBlue’s global expansion strategy		8

	RISK MANAGEMENT Experience is critical to provide advice to TrueBlue on the importance and execution of effective enterprise risk management
			8

	TECHNOLOGY Experience in technology including digital solutions, innovation, and cyber security provides TrueBlue with key leadership as TrueBlue seeks to innovate and expand its technical footprint		9

TrueBlue, Inc. 2019 Proxy Statement P. 5

Proxy Statement Summary

Compensation Governance Highlights

Shareholder Approval	98% of shareholders approved of our executive compensation program in 2018
Compensation Committee	Compensation Committee oversees and regularly reviews named executive officer compensation
Compensation Consultant	Compensation Committee retains independent compensation consultant
Risk	Compensation programs do not encourage excessive or unnecessary risk-taking

Compensation Best Practices

What We Do	What We Do Not Do
Pay for performance by delivering a significant portion of compensation through performance and equity based plans	No excessive or guaranteed pay targets. All potential payouts are capped and tied to measurable targets
Request annual shareholder advisory say-on-pay vote	No re-pricing of options or equity grants
Target executive compensation near the median of relevant peers	No pension benefits
Maintain meaningful stock ownership guidelines for all named executive officers	No gross-up of excise taxes on change-in-control
Engage an independent compensation consultant	No hedging or short sales of Company stock
Retain double trigger change-in-control agreements	No reward for excessive risk-taking
Conduct an annual risk analysis of compensation programs	No excessive executive perquisites
Maintain a clawback policy	No cash buyouts of underwater options
Minimum vesting period for options and restricted shares
TrueBlue, Inc. 2019 Proxy Statement P. 6

TrueBlue, Inc. 2019 Proxy Statement P. 7

TrueBlue, Inc. 2019 Proxy Statement P. 8

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of TrueBlue, Inc. (“TrueBlue,” “Company,” “we,” “us,” or “our”) to be voted on at our 2019 Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 15, 2019, at the corporate headquarters of TrueBlue at 1015 A Street, Tacoma, Washington 98402, and at any adjournment thereof. This proxy statement contains the required information under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares.

Background

What is the purpose of the Meeting?

At the Meeting, shareholders as of the record date will vote on the items of business outlined in the Notice of Annual Meeting of Shareholders (“Meeting Notice”). In addition, management will report on our business and respond to questions from shareholders.

When is the record date?

The Board has established March 15, 2019, as the record date for the Meeting (“Record Date”).

Why did I receive a Notice of Internet Availability of Proxy Materials or why did I receive this proxy statement and a proxy card?

You received a Notice of Internet Availability of Proxy Materials (“Proxy Notice”) or this proxy statement and a proxy card because you owned shares of TrueBlue common stock as of the Record Date and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.

Who may vote?

In order to vote at the Meeting, you must be a TrueBlue shareholder as of the Record Date. If, on the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Meeting or by proxy.

If, on the close of business on the Record Date, your shares were held in an account at a brokerage firm, bank, or other agent (“Agent”) and not in your name, then you are the beneficial owner of shares held in “street name” and these proxy materials are being made available or being forwarded to you by your Agent. The Agent holding your account is considered to be the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your Agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid legal proxy issued in your name from your Agent.

How many shares of TrueBlue common stock are outstanding?

As of the Record Date, there were 40,386,909 shares of TrueBlue common stock outstanding. There are no other classes of capital stock outstanding.

Voting Procedure

How do I vote?

If you are a shareholder of record (your shares are owned in your name and not in “street name”), you may vote:

•    online at www.proxyvote.com;

•    by using your mobile device to scan the QR Code provided in the proxy statement summary;

•    by telephone toll-free (within the U.S. or Canada) at 1-800-690-6903;

•    by requesting, signing, and returning a proxy card; or

•    by attending the Meeting and voting in person.

If you wish to vote online or by telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on Tuesday, May 14, 2019. After that time, online or telephone voting will not be permitted, and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person. Shareholders can vote in person during the Meeting. Shareholders of record will be on a list held by the inspector of election. “Street name” shareholders, also known as beneficial holders, must obtain a proxy from the institution that holds their shares and present it to the inspector of election with their ballot. Shareholders voting online will need to follow the instructions at www. proxyvote.com. Voting in person or online by a shareholder will revoke and replace any previous votes submitted by proxy.

In accordance with SEC rules, we are providing all shareholders with their proxy materials online unless a shareholder has affirmatively elected to receive paper materials. You may elect to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Proxy Notice.

How are my voting instructions carried out and how does the Board recommend I vote?

When you vote via proxy, by properly executing and returning a proxy card, or by voting online or by telephone, you appoint the individuals named on the proxy card (the “Proxy”) as your representatives at the Meeting. The Proxy will vote your shares

TrueBlue, Inc. 2019 Proxy Statement P. 9

General Information

at the Meeting, or at any adjournment of the Meeting, as you have instructed them on the proxy card. We urge you to specify your choices by marking the appropriate boxes on the proxy card, or carefully following the instructions for voting online or by telephone.

The Board recommends that you vote:

1.    FOR the election of the director nominees named in this proxy statement (Proposal 1);

2.    FOR the advisory approval of our executive compensation (Proposal 2); and

3.    FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2019 (Proposal 3).

With proxy voting, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via Proxy in advance of the Meeting in case your plans change.

If any nominee for director is unable to serve, or for good cause will not serve, or if an item that is not described in the Meeting Notice properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, your Proxy will vote the shares as recommended by the Board pursuant to the discretionary authority granted in the proxy card. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

How many votes do I have?

You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.

How many shares must be present to hold a valid Meeting?

For us to hold a valid Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to cast a vote are present in person, or by Proxy, at the Meeting. Proxy cards received but marked as abstentions and Broker Non-Votes (discussed below) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Your shares will be counted as present at the Meeting if you:

•    vote online or by telephone;

•    properly submit a proxy card by mail (even if you do not provide voting instructions); or

•    attend the Meeting and vote in person.

How many votes are required to approve an item of business?

As described in more detail under “Proposal 1. Election of Directors,” the Company has adopted majority voting procedures for the election of directors in uncontested elections. As this is an uncontested election, each of the nominees for directors will be elected by the vote of the majority of the votes cast. A “majority of votes cast” means that the number of votes cast “For” a nominee’s election exceeds the number of votes cast “Against” that nominee. There is no cumulative voting for the election of the Company’s directors. Abstentions and Broker Non-Votes are not considered “votes cast.” Likewise, a share otherwise present at the Meeting as to which a shareholder gives no authority or direction to vote is also not considered a “vote cast.”

The proposal to approve, by advisory vote, our executive compensation will be approved under Washington law if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm will be approved under Washington law if the number of votes cast “For” the proposal exceeds the number of votes cast “Against” the proposal.

What if my shares are held by a brokerage firm?

If you are a beneficial owner whose shares are held on record by a broker, you should instruct the broker how to vote your shares. The rules of the New York Stock Exchange (“NYSE”) allow brokerage firms to vote their clients’ shares on routine matters if the clients do not provide voting instructions at least ten (10) days prior to the annual shareholder meeting. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a routine matter under NYSE rules. However, all the other proposals in this proxy statement are not considered routine matters under NYSE rules. The NYSE rules do not allow brokerage firms to vote their clients’ shares on non-routine matters in the absence of affirmative voting instructions. Accordingly, it is particularly important that the beneficial owners instruct their brokers how they wish to vote their shares.

If your shares are represented at the Meeting but you do not provide voting instructions (a “Broker Non-Vote”), your shares will be counted for purposes of establishing a quorum to conduct business at the Meeting but will not be counted in determining the number of shares voted for or against the non-routine matter.

TrueBlue, Inc. 2019 Proxy Statement P. 10

General Information

What if I change my mind after I submit my proxy?

You may revoke your proxy at any time before your shares are voted by:

•    submitting a later dated proxy prior to the Meeting (by mail, online, or telephone to be received before 11:59 p.m. Eastern Daylight Time, on May 14, 2019);

•    delivering a written request to return the executed proxy;

•    voting in person at the Meeting; or

•    providing written notice of revocation to the Secretary of the Company at 1015 A Street, Tacoma, Washington 98402.

Where can I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting. We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed with the SEC within four (4) business days of the Meeting. If final voting results are not available within the four (4) business day time frame, we plan to file a Form 8-K disclosing preliminary voting results within the required four (4) business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can multiple shareholders sharing the same address request the receipt of only one set of proxy materials and other investor communications?

If you opt to continue to receive paper copies of our proxy materials, you may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use, printing, and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent by notifying our Investor Relations Department at 1015 A Street, Tacoma, Washington 98402. We will start sending you individual copies of proxy materials and other investor communications within thirty (30) days of your revocation.

Can I receive the proxy materials electronically?

Yes. Shareholders who have not affirmatively opted to receive paper proxy materials through the mail will receive a Proxy Notice and may access our proxy materials online. On or about April 3, 2019, we mailed to our shareholders a Proxy Notice directing shareholders to the website where they can access our 2019 proxy statement, 2018 Annual Report, and instructions on how to vote online or by phone. If you received the Proxy Notice and would like to receive a paper copy of the proxy materials, please follow the instructions printed on the Proxy Notice to request that a paper copy be mailed to you.

We will arrange with brokerage firms, custodians, nominees, and fiduciaries to forward proxy materials to certain beneficial owners of our common stock. We will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

Who may solicit proxies?

Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services.

Who will count the votes?

Broadridge Investor Services will count the votes and will serve as the independent inspector of election.

TrueBlue, Inc. 2019 Proxy Statement P. 11

General Information

Proposals by Shareholders

How can a shareholder submit a proposal to be voted on at the 2020 annual meeting of shareholders?

If a shareholder wishes to submit a proposal for consideration at the 2020 annual meeting of shareholders (“2020 Meeting”), the shareholder must submit the proposal in writing to our principal executive offices located at 1015 A Street, Tacoma, Washington 98402, Attn: Corporate Secretary, no earlier than the close of business on the 120th day and no later than the 90th day prior to the first anniversary of the date of the Meeting (for the 2020 Meeting, proposals must be submitted between January 16, 2020, and February 15, 2020) and must comply with the requirements set forth in our Amended and Restated Bylaws (the “Bylaws”). Copies of the Bylaws are available to shareholders upon request to the Company’s Secretary.

If a shareholder wishes to have a proposal considered for inclusion in our 2020 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must comply with the requirements set forth in our Bylaws and in Rule 14a-8 and be received by the Company at our principal executive offices located at 1015 A Street, Tacoma, Washington 98402, Attn: Corporate Secretary, by no later than 120 calendar days before the first anniversary of the date on which the Company is releasing this proxy statement to shareholders in connection with the Meeting.

A proposal for action to be presented by any shareholder at an annual meeting will be out of order and will not be acted upon unless it has been submitted in compliance with the requirements set forth in our Bylaws and is, under law, an appropriate subject for shareholder action.

Shareholder nominations of candidates for election to the Board are subject to the requirements described under “Nominations for Directors - Nominations by Shareholders” in the Corporate Governance section of this proxy statement.

Additional Information

Where can I find additional information about TrueBlue?

Our reports on Forms 10-K, 10-Q, 8-K, and other publicly available information should be consulted for other important information about TrueBlue. You can also find additional information about us on our website at www.TrueBlue.com. The mailing address of the principal executive office of the Company is 1015 A Street, Tacoma, Washington 98402. The telephone number for the Company is (253) 383-9101.

TrueBlue, Inc. 2019 Proxy Statement P. 12

PROPOSAL 1

Election of Directors

The Nominees

The board of directors (the “Board”) has nominated the following persons for election as directors. The Board recommends a vote “FOR” each of the nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The biographies of each of the nominees below contain information regarding the nominees’ service on the Board, business experience, director positions held currently or at any time during the last five (5) years, and information regarding involvement in certain legal or administrative proceedings, if applicable. Each biographic summary is followed by a brief summary of certain experiences, qualifications, attributes, or skills that led the Corporate Governance and Nominating Committee (the “Governance Committee”) and the Board to determine that each nominee should serve as a director for the Company. The summaries do not include all of the experiences, qualifications, attributes, or skills of the nominees. General information regarding the nomination process is included in the Corporate Governance Section under “Nominations for Directors.”

A. Patrick Beharelle

A. Patrick Beharelle, 49, has served as a Director and the Company’s Chief Executive Officer since September 2018, after serving as President and Chief Operating Officer of the Company since May 2015. Mr. Beharelle served as Executive Vice President and Chief Operating Officer of the workforce management group, which included PeopleScout, Staff Management | SMX, Centerline, PlaneTechs, and the Australian-based RPO provider, PeopleScout Pty, from June 2014 to May 2015. Mr. Beharelle served as the Chief Executive Officer of Staffing Solutions Holdings, Inc. (“Seaton”) prior to its acquisition by TrueBlue in June 2014. Mr. Beharelle has participated in advisory meetings at the White House focused on reducing long-term unemployment. Prior to joining Seaton, Mr. Beharelle held senior level positions at Spherion and Accenture. Mr. Beharelle currently serves as a Director for the non-profit Skills For Chicagoland’s Future and the Chicagoland Chamber of Commerce.

Mr. Beharelle has extensive experience in strategic planning, operations, finance, and accounting. Mr. Beharelle is the only management member of the Board, thus his participation on the Board fulfills a critical communication and leadership role.

Colleen B. Brown

Colleen B. Brown, 60, has served as a Director of the Company since June 2014. Ms. Brown serves as a Director of the privately held Port Blakely, the venture capital firm SpringRock Ventures, and the publicly traded Spark Networks SE. She is the Founding Principal of Marca Global, an internet technology company. She is currently a Director of a nonprofit, Delta Dental of Washington. She is a member of NACD, WCD, IWF, and C200. Ms. Brown was previously Director, President, and Chief Executive Officer of Fisher Communications, a public multimedia company. Ms. Brown has served as Chairman of the board of directors of American Apparel, as a Director of Career Builder, and as a Director of Classified Ventures. Her community activities have included the Washington Roundtable and United Way of King County. Ms. Brown is a Henry Crown Fellow and a member of the Aspen Global Leadership Network at the Aspen Institute.

Ms. Brown brings extensive executive experience in strategic planning, operations, finance, and technology. Her leadership as a public company Chief Executive Officer, as well as a senior officer in two large media companies, is a valuable resource to the Company. As an NACD fellow, Ms. Brown is a champion of best practices in corporate governance.

Steven C. Cooper

Steven C. Cooper, 56, has served as a Director of the Company since 2006 and as Board Chair since January 2019. Mr. Cooper served as Board Executive Chair from September 2018 to December 2018, as the Company’s Chief Executive Officer from 2006 to 2018, as President between 2005 and 2015, and as Executive Vice President and Chief Financial Officer between 2001 and 2005. Mr. Cooper is currently a Director and member of the audit committee of the Boise Cascade Company. Mr. Cooper previously served as a board member of the Washington Roundtable, a nonprofit public policy organization representing major private sector employers throughout Washington State, and as a member of the American Cancer Society CEOs Against Cancer. He also served as the Chair of the United Way of Pierce County’s fundraising committee between 2014 and 2015.

Mr. Cooper’s long and successful tenure as Chief Executive Officer and Chief Financial Officer for the Company during a period of tremendous growth, combined with his effective leadership and coaching skills, financial and accounting expertise, and unique ability to develop consensus, are among the contributions he makes to the Board and the primary reasons why he serves as our Chair.

TrueBlue, Inc. 2019 Proxy Statement P. 13

PROPOSAL 1

Election of Directors

William C. Goings

William C. Goings, 61, has served as a Director of the Company since April 2016. Mr. Goings was Executive Vice President of TD Bank Group and President of TD Insurance from 2010 to 2012. Mr. Goings also held the positions of Senior Vice President and Chief Operating Officer at TD Insurance between 2009 and 2010. Prior to joining TD Bank Group, Mr. Goings was in a variety of operating roles with Genworth Financial from 2004 to 2009 and GE Capital from 1996 to 2004. Mr. Goings currently serves as a member of the Board of Trustees for Penn Mutual Insurance Company. Mr. Goings’s earlier career was spent working for global companies in corporate banking, strategic planning, and business development.

Mr. Goings brings to the Board extensive expertise having served as a senior officer of a large multi-national corporation as well as an executive level, operations focused, strategic planning, and problem solving ability.

Kim Harris Jones

Kim Harris Jones, 59, has served as a Director of the Company since May 2016. Ms. Harris Jones most recently served as Senior Vice President and Corporate Controller of Mondelez International from 2012 until 2014. She previously served as the Senior Vice President and Corporate Controller at Kraft Foods, Inc. from 2009 until 2012. Prior to her time at Kraft, Ms. Harris Jones served in a number of positions, most notably as Senior Vice President and Corporate Controller of Chrysler LLC from 2008 to 2009. Ms. Harris Jones currently serves as a Director of United Rentals Inc. and the Ethiopian North American Health Professionals Association. She also serves on the finance committee of the Consortium for Graduate Study in Management and is a member of the Executive Leadership Council (“ELC”).

Ms. Harris Jones has extensive management, financial, and business experience at large complex corporations undergoing significant corporate growth and change.

Stephen M. Robb

Stephen M. Robb, 54, has served as a Director of the Company since April 2016. Mr. Robb previously served as Executive Vice President and Chief Financial Officer of The Clorox Company from 2014 to 2018 and was Senior Vice President and Chief Financial Officer between 2011 and 2014. From 1989 to 2011, Mr. Robb served in numerous other roles at the Clorox Company, including Vice President of Global Finance.

Mr. Robb has extensive experience in financial leadership and strategic cost savings efforts at a large multinational organization.

Jeffrey B. Sakaguchi

Jeffrey B. Sakaguchi, 57, has served as a Director of the Company since December 2010 and as Chair of the Governance Committee and Lead Independent Director since January 2017. Mr. Sakaguchi serves as a Director of Eccentex, Inc., a privately held early-stage software company, as a Director of ACT Holdings, Inc., a privately held debt collection, call center operation, and business process outsourcing company, and as a member of the Board of Advisors of Habla.ai, an early-stage company offering artificial intelligence-based data integration and collaboration tools for knowledge-based project teams. Mr. Sakaguchi resigned as Chairman of the board of directors of Neah Power Systems, Inc. in 2017. He is also a member and former Chairman of the board of directors for the Los Angeles Region of the American Red Cross, a non-profit humanitarian organization, for which he currently serves as Chair of the biomedical committee. He is also the appointed Chairman of the National Philanthropic Board of the American Red Cross.

Mr. Sakaguchi’s experience in a number of leadership roles helps the Company improve performance and build market share. His background and expertise in emerging technology, start-ups, and strategy provides valuable guidance to the Company’s strategic, innovative, and technological efforts. His experience provides a valuable resource to the Company.

TrueBlue, Inc. 2019 Proxy Statement P. 14

PROPOSAL 1

Election of Directors

Kristi A. Savacool

Kristi A. Savacool, 59, has served as a Director of the Company since July 2018. Previously, Ms. Savacool served as Chief Executive Officer of Aon Hewitt, the global human resources solutions business of Aon plc., from 2012 until her retirement in January 2018. She was responsible for setting Aon Hewitt’s strategy, financial performance, sponsoring relationships with its largest clients, including a large proportion of the Fortune 100 companies, and overseeing operations. She played a key role in the sale of Aon Hewitt’s RPO business to the Company in 2016. Prior to her time at Aon Hewitt, Ms. Savacool had a lengthy and distinguished career at The Boeing Company, where she held a number of senior executive management positions spanning technology, operations, and shared services, including experience in commercial and federal business sectors. Ms. Savacool has served on several boards and executive organizations over her career. She is currently a Trustee for DePaul University and serves as a Director of Ascension. Until recently, Ms. Savacool served on the board of the Midtown Educational Foundation, Chicago, IL and the Board of Court Appointed Special Advocates (“CASA”) of Lake County, Illinois. She was also an executive member of the Center for Corporate Innovation (“CCI”) Fortune 1000 health care CEO roundtable.

Ms. Savacool has extensive financial, management, and business experience in the human resource and outsourcing industry. Her invaluable experience as a public company business unit Chief Executive Officer in the human resource and outsourcing industry provides valuable guidance to the Company.

Bonnie W. Soodik

Bonnie W. Soodik, 68, has served as a Director of the Company since March 2010. Ms. Soodik’s career spanned 30 years with The Boeing Company, where she had most recently served as Senior Vice President, Office of Internal Governance, and as a member of the Boeing Executive Council. Ms. Soodik also served in various vice president roles within Boeing and McDonnell Douglas Corporation, where she began her career in 1977.

Ms. Soodik has experience from a broad number of functions at Boeing, from operations to human resources, and has overseen governance, compliance, and regulatory affairs. Her experience with such a large organization provides a valuable resource to the Company.

Majority Voting

The Company’s directors are elected each year at the annual meeting of shareholders to serve until their successors are elected and qualified, or until they resign, are removed, or are otherwise disqualified to serve. The Company’s Board currently consists of nine (9) directors.

A nominee for director in an uncontested election who does not receive a majority vote but who was a director at the time of the election shall not be elected, but shall continue to serve as a holdover director until the earliest of: (i) ninety (90) days after the date on which an inspector determines the voting results as to that director pursuant to Section 23B.07.280 of the Washington Business Corporation Act; (ii) the date on which the Board appoints an individual to fill the office held by such director, which appointment shall constitute the filling of a vacancy by the Board; or (iii) the date of the director’s resignation. Any vacancy resulting from the non-election of a director under these circumstances may be filled by the Board as provided in Article II, Section 2.11 of the Company’s bylaws. The Governance Committee will promptly consider whether to fill the position of a nominee failing to receive a majority vote and make a recommendation to the Board to fill the position. The Board will act on the Governance Committee’s recommendation and, within ninety (90) days after the certification of the shareholder vote, will publicly disclose its decision. Except as provided in the next sentence, a director who fails to receive a majority vote for election will not participate in the Governance Committee’s recommendation or the Board’s decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent directors: (i) will nominate a slate of nominee directors and hold a special meeting for the purpose of electing those nominees as soon as practicable; and (ii) may in the interim fill one or more director positions with the same director(s) who will continue in office until their successors are elected.

THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” THE ELECTION OF EACH NOMINEE NAMED ABOVE.

TrueBlue, Inc. 2019 Proxy Statement P. 15

Corporate Governance

Leadership Structure

The board of directors (“Board”) has divided its leadership among three directors:

•    A. Patrick Beharelle serves as Chief Executive Officer (the “CEO”);

•    Steven C. Cooper serves as Chair of the Board (the “Board Chair”); and

•    Jeffrey B. Sakaguchi serves as lead independent director.

The Board has appointed different individuals to fulfill the roles of the Board Chair and the CEO for over ten (10) years. The Board believes that it is in the best interest of the shareholders and an efficient allocation of the time and responsibilities for Company leadership to separate these roles.

The Board Chair generally plans the Board meeting calendar and presides at and, with consultation and input from the CEO and all other directors, proposes the agendas for, meetings of the Board and the shareholders except: (i) for executive sessions of independent directors where the Board has determined that the Board Chair is not independent; and (ii) where the Board Chair has a conflict or elects to delegate such responsibility to another director.

The Board Chair meets or confers with the CEO on a regular basis, is responsible for maintaining effective communications between the Board and the CEO, and may participate on an ex officio and non-voting basis in all committees of the Board, subject to each committee’s right to exclude such participation during executive sessions and for other good governance purposes.

From September 1, 2018, through the end of 2018, the Board Chair role was expanded by the Board to “Board Executive Chair,” which was held by Mr. Cooper. In addition to the above responsibilities, Mr. Cooper also participated in functions such as: strategy development; leadership assessment; investor relations planning; meetings with shareholders when needed; and key vendor/service provider relationship meetings. The Board Executive Chair role was advisory in nature, with no oversight of daily operations, the primary purpose of which was to facilitate the transition to a new CEO and provide continuity to the organization. Mr. Cooper ceased holding the position of Board Executive Chair on December 30, 2018, when he retired from these activities and thereafter assumed the Board Chair position.

The lead independent director presides at meetings of the Board and the shareholders in the absence of the Board Chair and, specifically, during all Board executive sessions of the independent directors, except where the lead independent director has a conflict or elects to delegate such responsibility to another independent director.

The lead independent director is responsible for:

(i)    maintaining effective communications and otherwise serving as a liaison between the independent directors, the Board Chair, and the CEO, which includes the right to direct the distribution of information to the independent directors and to call special meetings of committees and, if not a member of the committee, participate on an ex officio and non-voting basis in any committee meetings;

(ii)   engaging (or overseeing the Board’s process for engaging) with institutional or other major shareholders or stakeholders on behalf of the independent directors to the extent the Board wishes to so engage;

(iii)  reviewing and approving agendas for, and the scheduling of, Board and shareholder meetings, including ensuring that independent directors have proper input into Board meetings; and

(iv)  generally representing the Board during emergency situations and whenever such representation, in the lead independent director’s reasonable judgment, is required or will benefit the Board.

The Chair of the Corporate Governance and Nominating Committee (“Governance Committee”) presides at meetings of the Board and the shareholders in the absence of the Board Chair and the lead independent director.

The Chair of the Governance Committee is responsible for:

(i)    leading the Governance Committee in discharging such responsibilities as may be established in its charter including without limitation: (a) the annual evaluation processes for the CEO, the Board, and Board committees; (b) the identification, review, and proposal of nominees (including the nomination of existing directors) to the Board; (c) proposing changes in the composition of the committees; and (d) the CEO succession planning process;

(ii)   identifying, communicating, and reviewing existing and new governance requirements, proposals, and trends; and

(iii)  undertaking such other matters as may be delegated to the Chair of the Governance Committee by the Board Chair or lead independent director.

TrueBlue, Inc. 2019 Proxy Statement P. 16

Corporate Governance

Director Independence

The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with criteria set forth in the Company’s Corporate Governance Guidelines (the “Guidelines”), which include all elements of independence set forth in the New York Stock Exchange (“NYSE”) listing standards and related Securities and Exchange Commission (“SEC”) Rules and Regulations. At a regularly scheduled portion of each Board meeting or as part of the Governance Committee meetings, the independent directors meet in executive session without management or any non-independent directors present.

Based on these standards, at its meeting held on March 14-15, 2019, the Governance Committee and the Board determined that each of the following non-employee directors is independent and has no material relationship with the Company, except as a director and shareholder of the Company:

•    Colleen B. Brown

•    William C. Goings

•    Kim Harris Jones

•    Stephen M. Robb

•    Jeffrey B. Sakaguchi

•    Kristi A. Savacool

•    Bonnie W. Soodik

Based on the NYSE Rules, the Board determined that A. Patrick Beharelle is not independent because he is the CEO of the Company. Mr. Cooper is not independent under the NYSE because he served as an employee of the Company until December 30, 2018.

Risk Assessment

The Company has an enterprise risk management (“ERM”) program. Risk responsibilities are integrated within the current management structure. Specific risks are assigned to business area experts, and the most significant risks are regularly discussed with the Board as part of its active oversight of risks that could affect the Company. The Board is assisted in this regard by the Audit Committee, which has responsibility for periodically reviewing the guidelines, policies, and procedures by which the Company assesses and manages its exposure to risk and reviews the risk exposures and the steps management uses to identify, monitor, assess, and respond to such exposures. Both the Audit Committee and the Board discuss specific risks with management throughout the year, as appropriate. The Board believes the administration of this risk oversight function does not negatively affect the Board’s leadership structure.

Corporate Governance Guidelines

The Corporate Governance Guidelines (the “Guidelines”) are available at https://investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx by selecting “Corporate Governance Guidelines.” Shareholders may request a free printed copy by contacting TrueBlue, Inc., Investor Relations, 1015 A Street, Tacoma, Washington 98402. The Guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and that the interests of the Board and management align with the interests of the shareholders.

On an annual basis, each director and executive officer is obligated to complete a Director or Officer Questionnaire which, among other things, requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

Code of Conduct and Business Ethics

Our Code of Conduct and Business Ethics (“Code of Conduct”) is applicable to all directors, officers, and employees of the Company. Our Code of Conduct is available at https://www.trueblue.com/code-of-ethics. Shareholders may also request a free printed copy from TrueBlue, Inc., Investor Relations, 1015 A Street, Tacoma, Washington 98402.

The Company intends to disclose any amendments to the Code of Conduct (other than technical, administrative, or non-substantive amendments) and any waivers of a provision of the Code of Conduct for directors or executive officers on the Company’s website at www.trueblue.com. Information on the Company’s website, however, does not form a part of this proxy statement.

Related Person Transactions

The Board has adopted a Related Person Transaction Policy, which sets forth the policies and procedures for the review and approval or ratification of “Related Person Transaction(s).” A Related Person Transaction is defined to include transactions, arrangements, or relationships in which the Company is a participant, the amount involved exceeds $120,000, and a Related Person has or will have a direct or indirect material interest. “Related Person” is defined to include directors, executive officers, director nominees, beneficial owners of more than 5% of the Company’s common stock, and members of their

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Corporate Governance

immediate families sharing the same household. A Related Person Transaction must be reported to the Company’s Chief Legal Officer and reviewed and approved by the Governance Committee. Under certain circumstances, a transaction may be approved by the Chair of the Governance Committee subject to ratification by the full Governance Committee at its next meeting. In determining whether to approve or ratify a Related Person Transaction, the Governance Committee, as appropriate, shall review and consider:

•    the Related Person’s interest in the Related Person Transaction;

•    the approximate dollar value of the Related Person Transaction;

•    the approximate dollar value of the Related Person’s interest in the Related Person Transaction without regard to the amount of any profit or loss;

•    whether the Related Person Transaction was undertaken in the ordinary course of business of the Company;

•    whether the Related Person Transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•    the purpose of, and the potential benefits to the Company of, the Related Person Transaction; and

•    any other information regarding the Related Person in the context of the proposed Related Person Transaction that would be material to investors in light of the circumstances of the particular transaction.

After reviewing all facts and circumstances, the Governance Committee may approve or ratify the Related Person Transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company.

There were no Related Person Transactions in 2018.

Nominations for Directors

Qualifications of Nominees

The Guidelines include the criteria our Board believes are important in the selection of director nominees. While the Board has not established any minimum qualifications for nominees, the Board does consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, and experience in industry, finance, administration, and operations) of each candidate, and the skills and expertise of its current members while taking into account the overall operating efficiency of the Board and its committees. With respect to diversity, we broadly construe diversity to mean not only diversity of race, gender, and ethnicity, but also diversity of opinions, perspectives, and professional and personal experiences. Nominees are not discriminated against on the basis of race, gender, religion, national origin, sexual orientation, disability, or any other basis proscribed by law. Service on other boards of directors and other commitments by directors will be considered by the Governance Committee and the Board when reviewing director candidates and in connection with the Board’s annual self-assessment process for current members of the Board.

Change in Director’s Principal Business Association

Each time a director’s principal occupation or business association changes substantially, the director is required to tender a proposed resignation from the Board to the Chair of the Governance Committee (or, in the case of the Chair of the Governance Committee’s occupation or association changing, to the Board Chair and the lead independent director, if one has been elected). The Governance Committee shall review the director’s continuation on the Board and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

Nominee Identification and Evaluation

The Governance Committee may employ a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board, the need for diversity on the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or arise, the Governance Committee considers potential candidates for director which may come to the Governance Committee’s attention through current Board members, professional search firms, shareholders, or other persons. These candidates will be evaluated at regular or special meetings of the Governance Committee and may be considered at any time during the year.

Under the Guidelines, the Governance Committee is responsible for reviewing with the Board the requisite skills and characteristics of new Board nominees in the context of the current Board composition. This assessment will include experience in industry, finance, administration, operations, marketing and technology, as well as diversity.

Although the Board does not have a formal policy specifying how diversity of background and personal experience should be applied in identifying or evaluating director nominees, to help ensure that the Board remains aware of and responsive to the needs and interests of our shareholders, employees, customers and other stakeholders, the Board believes it is important to identify qualified director candidates that would increase the diversity of experience, profession, expertise, skill, background, gender, racial, ethnic, cultural, and of other diversity characteristics (“Diversity Characteristics”) of the Board.

TrueBlue, Inc. 2019 Proxy Statement P. 18

Corporate Governance

Accordingly, the Governance Committee has made an effort when nominating new directors to ensure that the composition of the Board reflects broad Diversity Characteristics.

In recent years, the Governance Committee has directed its third-party search firm to present a slate of possible candidates which includes qualified potential nominees with broad Diversity Characteristics in considering nominees for the Board. The Governance Committee considers the entirety of each candidate’s credentials, in addition to diversity, as they fit with the current composition and skills and experience of the Board. The Company considers the Board to be a valuable strategic asset of the Company. To maintain the integrity of this asset, the membership of the Board has been carefully crafted to ensure that its expertise covers broad Diversity Characteristics, and these Diversity Characteristics will continue to be considered when nominating individuals to serve on the Board.

The Governance Committee will consider candidates recommended by shareholders. The Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others pursuant to the criteria summarized in this section to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm provides any materials in connection with the nomination of a director candidate, such materials will be forwarded to the Governance Committee as part of its review. If the Governance Committee determines that additional consideration is warranted, it may engage a third-party search firm to gather additional information about the prospective nominee’s background and experience and report its findings to the Governance Committee. Other than the verification of compliance with procedures, shareholder status, and the initial analysis performed by the Governance Committee, the Governance Committee will treat a potential candidate nominated by a shareholder like any other potential candidate during the review process. In connection with this evaluation, the Governance Committee will determine whether to interview the prospective nominee. One or more members of the Governance Committee, and others as appropriate, will interview the prospective nominees in person or by telephone. After completing this evaluation and interview, the Governance Committee will make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendation and report of the Governance Committee.

Nominations by Shareholders

The Governance Committee will consider director candidates recommended by shareholders on the same basis as candidates recommended by the Governance Committee. In accordance with the Company’s bylaws, shareholders wishing to nominate a candidate must deliver the name and address of the shareholder as they appear on the Company’s books

(or if the shareholder holds shares for the benefit of another person, the name and address of such beneficial owner) in a letter addressed to the Chair of the Governance Committee in care of the Company’s Secretary and mailed to the Company’s principal executive offices at 1015 A Street, Tacoma, WA 98402, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2019 Annual Meeting of the Shareholders (nominations for the 2020 Annual Meeting of Shareholders must be submitted between January 16, 2020, and February 15, 2020). In addition, the submitting shareholder must provide the following information about said shareholder:

•    the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and/or of record;

•    any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived, in whole or in part, from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) that is, directly or indirectly, owned beneficially and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company;

•    any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder has a right to vote or has been granted a right to vote any shares of any security of the Company;

•    any short interest in any security of the Company;

•    any rights to dividends on the shares of the Company owned beneficially by the shareholder that are separated or separable from the underlying shares of the Company;

•    any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company, or similar entity in which the shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

•    any performance-related fee (other than an asset-based fee) that the shareholder is entitled to which is based on any increase or decrease in the value of shares of the Company or any Derivative Instruments; and

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Corporate Governance

•    the information called for above for any members of the shareholder’s immediate family sharing the same household.

For each person who the shareholder proposes to nominate for election or re-election to the Board, the shareholder must also provide:

•    all information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•    a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years; and

•    any other material relationships, between or among the shareholder and its respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination or on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, was the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant.

To be eligible as a nominee for election or re-election as a director of the Company, pursuant to a nomination by a shareholder, a person must deliver (in accordance with the time periods prescribed) to the Secretary at the principal executive office of the Company a written questionnaire (provided by the Secretary upon written request) with respect to the background and qualification of such person, the background of any other person or entity on whose behalf the nomination is being made, and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

•    in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the Company, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership, and trading policies and guidelines of the Company, and

•    is not and will not become a party to:

•    any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company;

•    any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; or

•    any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein.

Additional information may be requested to assist the Governance Committee in determining the eligibility of a proposed candidate to serve as a director. This may include requiring that a prospective nominee complete a Director Questionnaire and provide any follow-up information requested. In addition, the nominee must meet all other requirements contained in the Company’s bylaws.

Meetings and Committees of the Board

The Board

Each director is expected to devote sufficient time, energy, and attention to ensure diligent performance of his or her duties and to attend all Board, committee, and shareholders’ meetings. The Board met eight (8) times during 2018. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 30, 2018. All directors attended the 2018 Annual Meeting of Shareholders on May 9, 2018.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. These committees are the Audit Committee, the Compensation Committee, the Governance Committee, and the Innovation and Technology Committee. All the committees are comprised solely of non-employee, independent directors, except for the Innovation and Technology Committee which includes Mr. Cooper as a member. Charters for each committee are available on the Company’s website at https://investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter of each committee is also available in print to any shareholder upon request. The table below shows membership for each of the standing Board committees.

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Corporate Governance

Membership of Board Committees

Board Committee Membership
Audit	Compensation	Governance	Innovation and Technology
Stephen M. Robb, Chair	Bonnie W. Soodik, Chair	Jeffrey B. Sakaguchi, Chair	Colleen B. Brown, Chair
Kim Harris Jones	Colleen B. Brown	Colleen B. Brown	Steven C. Cooper(1)
Jeffrey B. Sakaguchi(2)	William C. Goings(3)	William C. Goings	William C. Goings
Kristi A. Savacool(4)		Kim Harris Jones	Kim Harris Jones
		Stephen M. Robb	Jeffrey B. Sakaguchi
		Kristi A. Savacool(4)	Kristi A. Savacool(4)
		Bonnie W. Soodik	Bonnie W. Soodik

(1) Mr. Cooper joined the Innovation and Technology Committee effective January 1, 2019.

(2) Mr. Sakaguchi served on the Company’s Compensation Committee until March 15, 2019, and was appointed to the Audit Committee also effective March 15, 2019.

(3) Mr. Goings served on the Company’s Audit Committee until March 15, 2019, and was appointed to the Compensation Committee also effective March 15, 2019.

(4) Ms. Savacool joined the Audit, Governance, and Innovation and Technology Committees upon joining the Board on July 27, 2018.

Audit Committee

The Audit Committee met fourteen (14) times in the 2018 fiscal year. The Audit Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Governance Committee and the Board have determined that all the members of the Audit Committee are “financially literate” pursuant to the NYSE rules. At the time of their appointment to the Audit Committee, the Board affirmatively determined that Mr. Robb and Mss. Harris Jones and Savacool are “audit committee financial experts,” as such term is defined in Item 407 of Regulation S-K. The Board has adopted a charter for the Audit Committee, which is available at https://investor. trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request.

Compensation Committee

The Compensation Committee met five (5) times in the 2018 fiscal year. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at https://investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request. Additional information regarding the Compensation Committee and its procedures and processes for the consideration and determination of executive and director compensation are included under the Compensation Discussion and Analysis section of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee (“Governance Committee”) met four (4) times in the 2018 fiscal year. The Governance Committee is comprised solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules. The Board has adopted a charter for the Governance Committee, which is available on the Company’s website at https://investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request.

Innovation and Technology Committee

The Innovation and Technology Committee (“I&T Committee”) met four (4) times in the 2018 fiscal year. The I&T Committee’s primary functions are to oversee the Company’s information technology strategy and programs and to consider emerging innovation and business trends and their alignment with the Company’s business strategies and objectives. The Board has adopted a charter for the I&T Committee, which is available

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Corporate Governance

on the Company’s website at https://investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request.

Shareholder Communications

Any shareholder or interested party who wishes to communicate with our Board or any specific directors, including non-employee directors, may write to Board of Directors, TrueBlue, Inc. c/o Corporate Secretary, 1015 A Street, Tacoma, Washington 98402. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must indicate whether or not the author is a shareholder and clearly state whether the intended recipients are all members of the Board or specific individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director(s). If the Company develops any other procedures, they will be posted on the Company’s website at www.trueblue.com. Procedures addressing the reporting of other concerns by shareholders, employees, or other third parties are set forth in our Code of Conduct.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and certain other persons to timely file certain reports regarding ownership of, and transactions in, the Company’s securities with the SEC. Copies of the required filings must also be furnished to the Company. Based solely on the Company’s review of forms received by it, or representations from certain reporting persons, the Company believes that during 2018 all applicable Section 16(a) filing requirements were met and that all such filings were timely, except for one transaction on December 30, 2018, that was reported for Mr. Cooper on a Form 4 on January 18, 2019, due to an administrative error.

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Compensation of Directors

Annual Retainers and Committee Fees

In 2018, non-employee directors received (a) an annual cash board retainer, (b) an annual committee retainer, and, if applicable (c) a committee chair supplement. The schedule of payments are as set forth below:

Annual Board Retainer	Amount
Board Chair	$97,000
Lead Independent Director	$84,500
Other Directors	$72,000
Annual Committee Retainer	Amount
Audit Committee	$10,000
Compensation Committee	$ 8,000
Governance Committee	$ 5,000
Innovation and Technology Committee	$ 5,000
Board Chair Committee Supplement	$15,000
Committee Chair Supplement	Amount
Audit Committee, Chair	$15,000
Governance Committee, Chair	$15,000
Compensation Committee, Chair	$10,000
Innovation and Technology, Chair	$10,000

Equity Grants

Each non-employee director receives an annual grant of unrestricted common stock. Non-employee directors appointed during the year are entitled to receive a pro-rata grant as follows: 100% if appointed prior to the first quarterly meeting, 75% if appointed on or prior to the second quarterly meeting, 50% if appointed on or prior to the third quarterly meeting, and 25% if appointed on or prior to the last quarterly meeting of the year.

In 2018, the target equity annual grant values changed and the Board Chair and lead independent director each received $145,000. All other non-employee directors received $110,000. The Audit Committee Chair received an additional $10,000 grant while all other committee chairs received an additional $7,500. The Company determined the number of shares of each such annual grant of common stock based on the average closing price of our stock during the 60 trading days prior to the second full trading day after the announcement of the Company’s fourth quarter and year-end financial results, which was $27.73 per share. Ms. Savacool’s shares were calculated based on the average closing price of our stock during the 60 trading days prior to her grant date, which was $26.89 per share. The target equity awards received by each non-employee director in 2018 are set forth in the table below.

Name	Target Equity Award Value
Colleen B. Brown	$117,500
William C. Goings	$110,000
Kim Harris Jones	$110,000
Stephen M. Robb	$120,000
Jeffrey B. Sakaguchi	$152,500
Joseph P. Sambataro, Jr.	$145,000
Kristi A. Savacool	$110,000
Bonnie W. Soodik	$117,500

Equity Retainer and Deferred Compensation Plan for
Non-Employee Directors

Each non-employee director is able to participate in the Equity Retainer and Deferred Compensation Plan for Non-Employee Directors. Under this plan, a director may elect to modify the manner in which he or she receives the annual retainer from the Company. Directors are given the option to make an irrevocable election to convert up to 100% of his or her cash retainer to an equity retainer, and then further elect to receive up to 50% of the equity retainer in the form of stock options, rather than unrestricted common stock. In addition, a director may make an irrevocable election to defer all or part of the stock award of his or her equity retainer to a time after he or she leaves the Board.

Director Stock Ownership Guidelines

In 2018, each director was expected to hold shares of the Company’s common stock having a value of not less than four (4) times the director’s base annual cash retainer. New directors were allowed four (4) years in which to reach the ownership guidelines. For the purpose of determining compliance, the Company determined the number of shares required on an annual basis with the value of the shares to be determined on a trailing 12-month average daily stock price. As of the end of 2018 fiscal year, all directors either met these guidelines or were within the first four (4) years and on track to meet these guidelines.

TrueBlue, Inc. 2019 Proxy Statement P. 23

Compensation of Directors

Non-Employee Director Compensation

The following table discloses the cash, equity awards, and other compensation earned by each of the Company’s non-employee directors during the last completed fiscal year.

Name(1)	Fees Earned and Paid in Cash	Stock Award Grant Date Fair Value(2)	Option Awards(3)	Total
Colleen B. Brown	$100,000	$113,763	—	$213,763
William C. Goings(4)	$ 92,000	$106,514	—	$198,514
Kim Harris Jones(5)	$ 92,000	$106,514	—	$198,514
Stephen M. Robb(6)	$102,000	$112,934	—	$214,934
Jeffrey B. Sakaguchi	$117,500	$147,648	—	$265,148
Joseph P. Sambataro, Jr.(7)	$117,000	$140,399	—	$257,399
Kristi A. Savacool(8)	$ 46,000	$ 56,572	—	$102,572
Bonnie W. Soodik(9)	$100,000	$113,790	—	$213,790

(1) Steven C. Cooper was appointed Board Executive Chair on September 1, 2018. Mr. Cooper received compensation as an employee of the Company between September 1, 2018 and December 30, 2018 and therefore is not listed in this table. For more information on Mr. Cooper’s compensation please see the Compensation Discussion and Analysis section, below.

(2) This column represents the grant date fair value of shares awarded to each of the non-employee directors in 2018 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Accounting for Stock Compensation (Topic 718). The amounts are calculated using the closing price of our stock on the grant date, which was $26.85 for all directors except Ms. Savacool. The closing price of our stock on Ms. Savacool’s subsequent grant date was $27.65. For additional information, refer to Note 12 to the Consolidated Financial Statements found in Item 8 of Part II of our 2018 Form 10-K (listed under Stock-Based Compensation).

(3) No director elected to receive options in 2018.

(4) Under the Equity Retainer and Deferred Compensation Plan for Non-Employee Directors (“Director Equity Plan”), Mr. Goings elected to defer 100% of his equity retainer in the form of 3,967 shares of Company stock. Mr. Goings elected to receive these shares 90 days after his separation from the Board.

(5) Under the Director Equity Plan, Ms. Harris Jones elected to defer 100% of her equity retainer in the form of 3,967 shares of Company stock. Ms. Harris Jones elected to receive these shares ninety (90) days after her separation from the Board.

(6) Under the Director Equity Plan, Mr. Robb elected to convert 100% of his cash retainer ($102,000) to equity and to defer 100% of his equity retainer and converted cash retainer in the form of 8,005 shares of Company stock. Mr. Robb elected to receive these shares in full ninety (90) days after the first anniversary of his separation from the Board.

(7) Mr. Sambataro resigned from the Board effective December 31, 2018.

(8) Ms. Savacool joined the Board effective July 30, 2018, and as such, received 50% of her annual equity retainer award.

(9) Under the Director Equity Plan, Ms. Soodik elected to receive 50% of her equity retainer in 2,119 shares of vested Company stock and to defer 50% of her equity retainer in the form of 2,119 shares of Company stock. Ms. Soodik elected to receive these shares in full ninety (90) days after her separation from the Board.

TrueBlue, Inc. 2019 Proxy Statement P. 24

Compensation Committee Report

Compensation Committee Membership and Processes

Compensation for our executives is determined by the Compensation Committee. As discussed under the Corporate Governance section, each member of the Compensation Committee satisfies all of the independence requirements of the New York Stock Exchange (“NYSE”). Each member also meets applicable requirements under the regulations issued by the Securities and Exchange Commission (“SEC”) for “non-employee directors” and the Internal Revenue Service for “outside directors.”

The Compensation Committee’s purpose, as stated in its charter, is “setting the compensation of the Chief Executive Officer (“CEO”) and other executive officers of the company, developing and reviewing corporate goals and objectives relevant to the compensation of the CEO and executive officers, evaluating the executives’ performance in light of those goals and objectives, and approving the executives’ compensation levels accordingly.”

The Compensation Committee has regularly scheduled in-person meetings each quarter and has additional in-person or telephonic meetings as appropriate. During 2018, the Compensation Committee met five (5) times. The agenda for each meeting is set by the Chair of the Compensation Committee. The Compensation Committee has full authority to directly retain the services of outside counsel and compensation consultants and has done so on a regular basis. Our CEO and other named executive officers (“NEOs”) also attend portions of the Compensation Committee meetings in order to provide information and help explain data relating to matters under consideration by the Compensation Committee but are not present during deliberations or determinations of their respective compensation or during executive sessions that occur in connection with each meeting. Outside counsel also regularly attends Compensation Committee meetings.

Prior to each regular meeting, the Compensation Committee receives and reviews meeting materials, including the agenda, minutes from prior meetings, a summary of outstanding equity awards, and other briefing and background materials relating to agenda items. Tally sheets for each of our NEOs are made available to the Compensation Committee for each meeting at which the Compensation Committee considers material changes to existing compensation arrangements or exercises discretion under existing plans. The tally sheets summarize: (i) all material aspects of the executive compensation program for each NEO for the last two (2) full years as well as year-to-date information for the current year including base salary, cash awards under the Short-Term Incentive Plan, equity awards (restricted stock and performance share units) under the Long-Term Incentive Plan, and all other miscellaneous compensation and benefits; (ii) equity ownership information for the last two (2) years and the current year, including current holdings, restricted stock vesting, and any other purchases or sales of our stock; (iii) a description of the amounts payable to NEOs in the event of termination under various scenarios, including voluntary and involuntary termination with and without cause or good reason; and (iv) whether an executive has met his or her equity holding requirements. The regular availability of tally sheets provides the Compensation Committee with up-to-date and relevant information and has enabled the Compensation Committee members to assess the effect of individual decisions and new proposals in the context of the existing programs, prior awards, and benefits taken as a whole. No specific changes were made as a result of maintaining the tally sheets, but the availability of the information has proven to be a valuable and convenient reference.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors. During 2018, none of the Company’s executive officers served as a member of a Compensation Committee or board of directors of any other entity that had an executive officer serving as a member of the Company’s Board.

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board, and the Board agreed, that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Bonnie W. Soodik, Chair
Colleen B. Brown
Jeffrey B. Sakaguchi

TrueBlue, Inc. 2019 Proxy Statement P. 25

PROPOSAL 2

Advisory (Non-Binding) Vote Approving Executive Compensation

Our Board has adopted a policy providing for an annual “say-on-pay” advisory vote. In accordance with this policy, Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory (non-binding) resolution at the 2019 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of TrueBlue, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes, and narrative in the proxy statement for the Company’s Annual Meeting of Shareholders.

This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC

regulations. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the feedback received from shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers. In addition, the non-binding advisory votes described in this Proposal 2 will not be construed as: (i) overruling any decision by the Company, the Board, or the Compensation Committee relating to the compensation of the named executive officers; or (ii) creating or changing any fiduciary duties or other duties on the part of the Board, any committee of the Board, or the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.

TrueBlue, Inc. 2019 Proxy Statement P. 26

Executive Officers

The names, ages, and positions of the executive officers of the Company are listed below, along with their prior business experience. No family relationships exist among any of the directors or executive officers of the Company.

A. Patrick Beharelle, 49, has served as a Director and the Company’s Chief Executive Officer since September 2018, after serving as President and Chief Operating Officer of the Company since May 2015. Mr. Beharelle served as Executive Vice President and Chief Operating Officer of the workforce management group, which included PeopleScout, Staff Management | SMX, Centerline, PlaneTechs, and the Australian-based RPO provider, PeopleScout Pty, from June 2014 to May 2015. Mr. Beharelle served as the Chief Executive Officer of Staffing Solutions Holdings, Inc, (“Seaton”) prior to its acquisition by TrueBlue in June 2014. Mr. Beharelle has participated in advisory meetings at the White House focused on reducing long-term unemployment. Prior to joining Seaton, Mr. Beharelle held senior level positions at Spherion and Accenture. Mr. Beharelle currently serves as a Director for the non-profit Skills For Chicagoland’s Future and the Chicagoland Chamber of Commerce.

James E. Defebaugh, 64, has served as Executive Vice President, Chief Legal Officer, and Secretary of the Company since March 2019, after serving as Executive Vice President, General Counsel, and Secretary of the Company since 2006. Mr. Defebaugh previously served as Vice President, General Counsel, and Secretary of the Company upon joining the Company in 2005. Prior to joining the Company, Mr. Defebaugh held various positions with Kmart Holding Corporation, including Senior Vice President and Chief Legal Officer from 2004 to 2005, Senior Vice President and Chief Compliance Officer from 2002 to 2004, Vice President and Secretary from 2001 to 2002, and Vice President, Legal in 2001. Mr. Defebaugh currently serves on the Board of Trustees for Annie Wright Schools.

Sean A. Ebner, 49, has served as Executive Vice President of the Company and President of PeopleReady since June 2017. Prior to joining TrueBlue, and since March 2012, Mr. Ebner served as President of Staff Care, an AMN Healthcare company and the nation’s leading medical workforce solutions firm. Prior to Staff Care, he successfully led a division within Technisource, a subsidiary of Randstad, between 2001 and 2012.

Derrek L. Gafford, 48, has served as the Company’s Executive Vice President and Chief Financial Officer since 2006, after serving as Vice President and Chief Financial Officer since 2005. Mr. Gafford is a Certified Public Accountant and first joined the Company in 2002. Mr. Gafford is a Director of Heritage Distilling Co. Prior to joining the Company, Mr. Gafford served as Chief Financial Officer for Metropolitan Market, a grocery retailer, and held various management positions with Deloitte & Touche LLP and Albertsons, Inc.

Jonathan D. Means, 58, has served as Executive Vice President of the Company and as President of the Company’s workforce management group, which currently includes Staff Management | SMX, Centerline, and SIMOS, since November 2015. Prior to joining the Company, Mr. Means was Vice President and General Manager of North American Operations and Process Management at Manpower Group between 2013 and 2015. Between 2012 and 2013, he was a Senior Consultant with OneSource Consulting. Prior to that, Mr. Means held several management positions with Kelly Services over a period of more than 16 years.

Taryn R. Owen, 40, has served as Executive Vice President of the Company since November 2014, after serving as Senior Vice President since June 2014 and as President of PeopleScout, TrueBlue’s recruitment process outsourcing (“RPO”) group, since August 2013. Prior to that, she was Senior Vice President of Global Operations for PeopleScout since December 2011, after joining PeopleScout in 2010 as Vice President of Client Delivery. Prior to joining PeopleScout, Ms. Owen was an Operations Director at Randstad SourceRight Solutions where she led global RPO engagements. Ms. Owen has more than 18 years of talent acquisition experience. Ms. Owen currently serves as a member of the Board of Advisors of HRO Today and previously served as a member of the Human Capital Industry Advisory Board for Wharton’s Center for Human Resources. She is also a volunteer and avid supporter of Special Olympics.

TrueBlue, Inc. 2019 Proxy Statement P. 27

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section provides a detailed description of our compensation philosophy, programs, practices, and policies used in making compensation decisions with respect to our 2018 Named Executive Officers (“NEOs”). As of December 30, 2018, our NEOs were:

Executive	Role as of December 30, 2018
A. Patrick Beharelle(1)	Chief Executive Officer
Steven C. Cooper(2)	Board member, Retired Chief Executive Officer
Derrek L. Gafford	Executive Vice President and Chief Financial Officer
James E. Defebaugh	Executive Vice President, Chief Legal Officer, and Secretary
Sean A. Ebner	Executive Vice President, President, PeopleReady
Taryn R. Owen	Executive Vice President, President, PeopleScout

(1) Mr. Beharelle served as Chief Operating Officer of the Company until August 31, 2018. As of September 1, 2018, Mr. Beharelle became Chief Executive Officer.
(2) Mr. Cooper served as Chief Executive Officer of the Company until August 31, 2018. From September 1, 2018, through December 30, 2018, Mr. Cooper continued to serve as Executive Chair. As of December 30, 2018, Mr. Cooper retired from the Company and currently serves as the Chair of the Board of Directors.

Executive Summary

Our 2018 executive compensation reflected a year of meaningful improvement and developments in many parts of the Company’s business. The Company maintained revenue at over $2.5 billion while increasing Adjusted EBITDA, a non-generally accepted accounting principal measure defined below, by 3% to $128.9M and adjusted net income per diluted share by 31%, to $2.28. In addition, the Company returned $35 million to shareholders in stock repurchases.

As designed, our executive compensation program was impacted by performance targets for short-term incentives tied to 2018’s Adjusted EBITDA growth. Adjusted EBITDA is a key financial metric used in our incentive compensation programs for our NEOs and is discussed in more detail below. The Compensation Committee used a Compensation Adjusted EBITDA, as defined below, for compensation purposes to determine payouts under the short-term and long-term incentive programs. A key adjustment to the Compensation Adjusted EBITDA was the exclusion of the effect of acquisition or divestiture activity in order to emphasize the importance of the Company’s organic growth.

Compensation Adjusted EBITDA growth in 2018 was sufficient to provide our NEOs with a modest, but below target, award under our short-term incentive program. Compensation Adjusted EBITDA over the 2016-2018 performance period, however, was not sufficient to meet threshold performance levels of our long-term incentive plan, and as a result, no performance share units vested for our NEOs for this performance period.

On September 1, 2018, Mr. Beharelle was promoted from Chief Operating Officer (“COO”) to Chief Executive Officer (“CEO”), and Mr. Cooper transitioned to the Board Executive Chair position. On or about September 1, 2018, Mr. Beharelle’s salary increased, as discussed below, his target short-term incentive was modified, and he received a standard equity grant valued at approximately 40% of his new salary. When Mr. Beharelle received his short-term incentive award for 2018, it was prorated for the two different positions. Mr. Cooper continued to receive his 2018 salary and other incentives for the period until his retirement from management of the Company on December 30, 2018.

Pay for Performance Alignment

The Compensation Committee designed our executive compensation program to appropriately align the interests of the Company’s management team with shareholders. We expect executive compensation to reflect Company and individual performance. Key pay-for-performance features of our 2018 compensation program included:

•	Performance-based equity. In 2018, our equity award mix continued to emphasize performance-based equity, and since 2017 such awards have tied long-term performance goals to the Company’s return on equity.

•	CEO’s performance-based compensation. Mr. Beharelle and Mr. Cooper’s short-term incentive and performance share unit target awards were 50% of their total compensation.

•	Incentive compensation linked to strategic business plans.

The Company’s long-term business plan emphasizes the continuous growth of EBITDA and return of value to shareholders. The financial measures under the 2018 incentive award programs were linked directly to the annual and long-term strategic business plans reviewed and approved by the Compensation Committee and the Board.

•	Actual incentive awards reflect short-and long-term performance. The Company’s 2018 Compensation Adjusted EBITDA performance exceeded the threshold level for 2018, but did not reach the target performance level. This performance resulted in modest short-term incentive payments for 2018 Company performance. Company Adjusted EBITDA performance for the 2016-2018 performance period did not reach the required threshold under the long-term incentive plan, resulting in no shares being earned for the 2016 long-term performance share unit grant.

TrueBlue, Inc. 2019 Proxy Statement P. 28

Compensation Discussion and Analysis

Executive Compensation Process and Philosophy

Compensation Committee Oversees NEO Compensation

The Compensation Committee oversees, regularly reviews, and approves compensation programs for our CEO and other NEOs. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation plans applicable to the NEOs and, together with the Governance Committee, evaluates the performance of the CEO in light of the corporate goals and objectives established for the CEO. During 2018, when the Company transitioned from Mr. Cooper to Mr. Beharelle in the CEO position, the Compensation Committee oversaw, reviewed, and approved the compensation for both Mr. Cooper and Mr. Beharelle.

In determining executive compensation plans and setting incentive targets, the Compensation Committee considers its compensation objectives, compensation practices of our peers, the roles and responsibilities of each NEO, and internal pay equity. The Compensation Committee seeks to align compensation with our current and long-term business strategy and goals. There is no formal weighting of any of these factors; the Compensation Committee uses its informed judgment in determining pay targets and amounts. The Compensation Committee reviews and discusses annual pay elements each year. It evaluates other programs as needed based on changes in compensation objectives, alignment with overall Company direction and business strategy, competitive trends, accounting rules, and changes in tax and other laws and regulations. Based on a review of these factors and the Compensation Committee’s determinations, the Board approved our executive compensation programs.

TrueBlue, Inc. 2019 Proxy Statement P. 29

Compensation Discussion and Analysis

Compensation Program Summary

Our compensation program is made up of several components which have a specific purpose and contribute to a well-balanced, competitive program.

Component	Form	Characteristic	Purpose
Base Salary	Cash	Paid Annually	An annually fixed level of pay that reflects the role, scope, and complexity of each NEO’s position relative to the market and to other NEOs.
Short-Term Incentive	Performance Cash Award	Completely at Risk	Individual performance-based compensation payable only upon achievement of specific individual leadership objectives.
Short-Term Incentive	Performance Cash Award	Completely at Risk	Company performance-based compensation payable only upon achievement of Company-wide or business unit-specific performance measures.
Long-Term Incentive	Restricted Shares	Time vested over 3 or 4 years	Retention-based compensation.
Long-Term Incentive	Performance Share Units	Completely at risk	Company performance-based compensation that delivers shares of our stock only if the Company meets certain performance measures over a multi-year period.
Other	Health, welfare, and retirement programs	Generally available	NEOs participate in the same benefit programs that are offered to other highly compensated employees.

The 2018 NEO total compensation program incorporated the elements described in the previous table in a manner that emphasized pay for performance in both short-and long-term incentive elements. As seen in the charts below, a significant portion of each NEO’s compensation is at risk and dependent on the achievement of challenging annual and long-term performance targets. These charts reflect the percentages of our 2018 CEO and other NEO compensation that represent base salary (“Base Salary”), short-term incentive target (“STI Target”), performance share unit target (“PSU Target”), and restricted share awards (“RSA”). This chart shows Mr. Beharelle’s compensation as CEO and the average of the other NEOs, excluding Mr. Cooper.

2018 Target Compensation Mix

CEO	Other NEOs Average
TrueBlue, Inc. 2019 Proxy Statement P. 30

Compensation Discussion and Analysis

Compensation Program Objectives

The Compensation Committee designs our executive compensation programs with the goal of achieving the following objectives:

•    Attracting and retaining the key executive talent needed to achieve our long-term business strategies;

•    Providing a significant portion of each NEO’s annual compensation based on both Company and individual performance;

•    Establishing performance targets for incentive compensation that align with both our short-and long-term business strategies;

•    Reflecting the role, scope, and complexity of each NEO’s position relative to other NEOs;

•    Balancing the need to be competitive with our industry peers with our commitment to control costs;

•    Motivating NEOs to create long-term shareholder value; and

•    Targeting total compensation near the median of our peers.

Strong Governance and Best Pay Practices

Our executive compensation philosophy is reflected in the programs and practices we embrace and how they align with shareholders’ long-term interests. Below is a summary of these programs and practices.

What We Do	What We Do Not Do
Pay for performance by delivering a significant portion of compensation through performance and equity-based plans	No excessive or guaranteed pay targets. All potential payouts are capped and tied to measurable targets
Request annual shareholder advisory say-on-pay votes	No re-pricing of options or equity grants
Target total compensation near the median of relevant peers	No pension benefits
Maintain meaningful stock ownership guidelines for all NEOs	No gross-up on change-in-control excise taxes
Engage an independent compensation consultant	No hedging or short sales of Company stock
Retain double trigger change-in-control agreements	No reward for excessive risk-taking
Conduct an annual risk analysis of compensation programs	No excessive executive perquisites
Maintain a clawback policy	No cash buyouts of underwater options
Require minimum vesting period for equity grants

Shareholder Feedback

The Company provides shareholders an annual “say-on-pay” advisory vote on its executive compensation program. At our 2018 Annual Meeting of Shareholders, shareholders expressed substantial support for the compensation of our NEOs, with 98% of the votes cast for approval of the “say-on-pay” advisory vote. The Compensation Committee discussed and considered shareholder feedback provided directly to management during shareholder engagement activities. The Compensation Committee considered this shareholder feedback and the results of the 2018 advisory vote in evaluating the Company’s executive compensation programs and, given the strong level of support expressed by our shareholders, took no specific actions based on that vote.

Effective Risk Management

As part of its oversight of our compensation programs, the Compensation Committee regularly reviews our various compensation plans. The Compensation Committee concluded that the plans do not create risks reasonably likely to have a material adverse effect on the Company, and the plans encourage appropriate, but not excessive, levels of risk-taking.

The Short-Term Incentive Plan focused on multiple goals such as EBITDA growth, resource management, leadership development, change management, and Company profitability, and provided relatively moderate awards for achieving these goals. A significant portion of the NEOs’ compensation is received under the Long-Term Incentive Plan, which included vesting and performance requirements and provided meaningful alignment with shareholder interests.

The Compensation Committee believes the following features of our 2018 compensation program served to mitigate excessive or unnecessary risk-taking:

•    Short-and long-term incentives included financial and non-financial metrics or objectives that required substantial performance on a broad range of significant initiatives and/or sustained financial performance and growth;

•    Annual non-equity incentives that are capped with a maximum limit on the amount that could be earned;

TrueBlue, Inc. 2019 Proxy Statement P. 31

Compensation Discussion and Analysis

•    A substantial portion of the total compensation for NEOs was delivered via equity awards that included a mix of restricted stock that vests over three or four years and performance share units that vest based on meeting certain performance targets over a multi-year period and, therefore, encourage retention and sustained performance over time;

•    Stock ownership guidelines and insider trading and anti-hedging policies for NEOs and directors;

•    Minimum vesting periods for restricted shares; and

•    A clawback policy.

Independent Compensation Consultant

In 2018, the Compensation Committee reaffirmed its consulting relationship with Mercer (US), Inc. (“Mercer”). On an annual basis, the Committee evaluates the independence of Mercer to ensure that no conflicts of interest of any kind exist between Mercer and the Company, including personal or business relationships between Mercer and the Company, Company directors, Company executive officers, Company stock ownership by Mercer, or engagement of Mercer by the Company for other material services. However, the Company’s vice president of human resources may engage Mercer, on occasion, to provide compensation market expertise for non-NEO positions. Mercer attends key meetings of the Compensation Committee and is available to the Compensation Committee as necessary.

Information provided by Mercer is considered by the Compensation Committee but does not directly determine any of the Company’s actual compensation arrangements. The Compensation Committee applies its informed judgment when establishing the compensation elements, targets, and final awards.

Peer and External Market Data

Our executive compensation program is customarily reviewed every two (2) years. For executive compensation during 2018 and 2019, this review occurred in September of 2017. For this review, the Compensation Committee retained its own external independent compensation consultant, Mercer, to provide an in-depth external review of our executive compensation programs based on peer group benchmarking.

The Committee received a report from Mercer (“2017 Mercer Report”) of external peer group pay practices relating to base salaries, actual and target short-term incentives, long-term incentives, and total compensation. The 2017 Mercer Report was based on information compiled from both peer group proxy data and published salary surveys compiled by Mercer. The data from this peer group was combined with national published surveys compiled by Mercer (Mercer: US Global Premium Executive Remuneration Suite) and Towers Watson (Survey Report on Top Management Compensation). The companies in the peer group were selected because they were engaged in staffing or outsourced human resources services, or they operated in industries with multi-unit branches on a national basis.

The selected peer group for the 2018-2019 Executive Compensation Program

Kelly Services, Inc.	CDI Corp.	Unifirst Corporation
United Rentals, Inc.	G&K Services, Inc.	Kforce Inc.
TriNet Group, Inc.	Healthcare Services Group, Inc	H&E Equipment Services, Inc.
Volt Information Sciences, Inc.	Insperity, Inc.	AMN Healthcare Services, Inc.
On Assignment, Inc.

Based on the 2017 Mercer Report, TrueBlue’s size relative to the selected peer group is shown below:

Revenue Peer Group

Market Capitalization Peer Group

TrueBlue, Inc. 2019 Proxy Statement P. 32

Compensation Discussion and Analysis

The 2017 Mercer Report found the following with respect to the Company’s executive compensation:

• Base salary was slightly below the median percentile, with variation by position;

• Short-term cash incentive targets were at the 25th percentile with variability by position;

• Target long-term equity incentive grant value was positioned between the market 25th percentile and the market median with variability by position;

• Total compensation was between the market 25th percentile and market median.

Mercer noted that the relative position of NEO compensation had been impacted by the increased size of the Company since the prior review. The Company strives for total compensation to approximate the median of the market, and recognized that compensation, on average or by particular element, was generally below this level for the NEOs. In response, in 2017, the Compensation Committee increased compensation targets to more closely approximate a target pay position that was in line with the market median and the relative value of each role within the organization.

2018 NEO Compensation

Base Salaries
At the beginning of 2018, the following changes were made to the base salaries of our executives relative to 2017 when no adjustments were made. These increases were based on the NEOs’ compensation in comparison to their peers, the growing size of the Company, and the increasing complexity of their role.

NEO	2017 Base Salary	2018 Base Salary	Percentage Increase
A. Patrick Beharelle(1)	$525,000	$600,000	14.3%
Steven C. Cooper(2)	$750,000	$800,000	6.7%
Derrek L. Gafford	$450,000	$475,000	5.6%
James E. Defebaugh	$380,000	$400,000	5.3%
Sean A. Ebner	$400,000	$425,000	6.3%
Taryn R. Owen	$350,000	$400,000	14.3%

(1) As of September 1, 2018, Mr. Beharelle became Chief Executive Officer and his salary was increased an additional 16.7% to $700,000.
(2) Mr. Cooper served as Chief Executive Officer of the Company until August 31, 2018. From September 1, 2018 through December 30, 2018, Mr. Cooper continued as an employee of the Company in the Board Executive Chair position. As of December 30, 2018, Mr. Cooper retired from the Company and currently serves as a member of the Board of Directors.

Use of Adjusted EBITDA and Return on Equity for Incentive Plans

The Compensation Committee set targets for Company and business unit performance under the 2018 Short-Term Incentive Plan based on the year-over-year growth in Adjusted EBITDA, a non-generally accepted accounting principal measure. For purposes of the 2018 Short-Term Incentive Plan, consistent with the adjusted EBITDA measure used in our investor presentations, the Compensation Committee excluded from EBITDA one-time acquisition costs, costs related to Work Opportunity Tax Credit third-party processing fees, CEO transition fees, and one-time costs related to software implementation (“Adjusted EBITDA”). In addition, in 2018, the Compensation Committee calculated Adjusted EBITDA for compensation purposes by excluding the impact of unusual litigation costs and the impact of acquisitions and divestitures to reward executives for organic growth of the Company (“Compensation Adjusted EBITDA”). The Compensation Committee decided that excluding such non-recurring items in assessing management performance more closely aligned management incentives with shareholder interests. For purposes of determining the potential pay-out of the 2016 performance share unit awards, the Committee used Adjusted EBITDA, as defined in each applicable year, to measure performance against the Adjusted EBITDA performance targets.

The Company used Adjusted EBITDA as a metric in incentive arrangements because Adjusted EBITDA is a key metric reviewed by, and considered important to, our investors in measuring our performance. In addition, Adjusted EBITDA incentivizes management to appropriately control costs while increasing revenue.

Beginning with the 2017 performance share unit awards, the Compensation Committee changed the performance metric from a three-year cumulative Adjusted EBITDA target to a three-year average Return on Equity (“ROE”) target. The Compensation Committee made this change after considering a number of other potential targets and metrics, including stock price, total shareholder return, earnings per share, and other relative and absolute metrics. The Compensation Committee also considered some of the limitations of return metrics, such as the impact from alternative uses of capital. The Compensation Committee engaged both outside counsel and Mercer to provide insight and feedback for the various performance metric options.

After consideration, the Compensation Committee selected ROE as the most appropriate performance metric for aligning the NEOs’ interests with the Company’s long-term goals and shareholder interests. The Compensation Committee determined that return metrics have a high correlation with value creation for shareholders. Among other benefits, maintaining long-term ROE encourages our NEOs to make business decisions with a view to returning value to shareholders over the long term.

TrueBlue, Inc. 2019 Proxy Statement P. 33

Compensation Discussion and Analysis

Short-Term Incentive Plan

The 2018 Short-Term Incentive Plan for Messrs. Beharelle, Cooper, Gafford, and Defebaugh measured and rewarded performance against two components: (1) individual performance; and (2) Company performance. Mr. Ebner’s and Ms. Owen’s 2018 Short-Term Incentive Plan included a third component: business unit performance, for the operational areas directly under their control. The following table shows the performance components (Individual, Company, and Business Unit, as applicable) of the Short-Term Incentive Plan for 2018 and the award as a percentage of base salary payable for each component. Consistent with the objective that potential compensation reflect the role and responsibilities of each NEO, the short-term incentive potential varies by NEO to reflect the individual’s market value or role within the Company.

The Compensation Committee established, and the Board approved, threshold, target, and maximum potential payouts according to potential growth results for the Company.

Award levels are interpolated between levels beginning at the threshold level where 25% of the target is awarded, up to the maximum level where 200% of the target is awarded. The short-term non-equity incentive is completely at-risk and no cash award will be made unless the individual, Company, or business unit growth thresholds are met.

For 2018, given Mr. Beharelle’s appointment as Chief Executive Officer effective September 1, 2018 and Mr. Cooper’s continued role as Executive Chair through the end of the year, the Compensation Committee determined as follows: (i) Mr. Beharelle’s Short-Term Incentive Award for 2018 would be prorated between his role as Chief Operating Officer (for two-thirds of the year) and Chief Executive Officer (for one-third of the year); and (ii) Mr. Cooper’s Short-Term Incentive Award for 2018 would be based on the full-year target initially established based on his Chief Executive Officer role. The following tables illustrate how the Compensation Committee considered Mr. Beharelle’s award based on this approach.

Short-Term Incentive Plan Opportunity (as a Percentage of Base Salary)

Executive	Individual Performance	Company Adjusted EBITDA Growth			Business Unit Adjusted EBITDA Growth			Total Non-Equity Incentive Opportunity
	Up to	Threshold (0%)	Target (7.4%)	Maximum (14.9%)	Threshold (0%)	Target (7.5%)	Maximum (15%)	Threshold	Target	Maximum
A. Patrick Beharelle, CEO	50.0%	12.5%	50.0%	100.0%	—	—	—	62.5%	100.0%	150.0%
A. Patrick Beharelle, COO	25.0%	12.5%	50.0%	100.0%	—	—	—	37.5%	75.0%	125.0%
Steven C. Cooper	50.0%	12.5%	50.0%	100.0%	—	—	—	62.5%	100.0%	150.0%
Derrek L. Gafford	25.0%	12.5%	50.0%	100.0%	—	—	—	37.5%	75.0%	125.0%
James E. Defebaugh	25.0%	10.0%	40.0%	80.0%	—	—	—	35.0%	65.0%	105.0%
Sean A. Ebner	25.0%	2.5%	10.0%	20.0%	7.5%	30.0%	60.0%	35.0%	65.0%	105.0%
Taryn R. Owen	25.0%	2.5%	10.0%	20.0%	7.5%	30.0%	60.0%	35.0%	65.0%	105.0%
TrueBlue, Inc. 2019 Proxy Statement P. 34

Compensation Discussion and Analysis

Short-Term Incentive Plan Opportunity ($)
Executive	Individual Performance	Company Adjusted EBITDA Growth			Business Unit Adjusted EBITDA Growth			Total Non-Equity Incentive Opportunity
	Up to	Threshold (0%)	Target (7.4%)	Maximum (14.9%)	Threshold (0%)	Target (7.5%)	Maximum (15%)	Threshold	Target	Maximum
A. Patrick Beharelle, CEO	$350,000	$ 87,500	$350,000	$700,000	—	—	—	$437,500	$700,000	$1,050,000
A. Patrick Beharelle, COO	$150,000	$ 75,000	$300,000	$600,000	—	—	—	$225,000	$450,000	$ 750,000
Steven C. Cooper	$400,000	$100,000	$400,000	$800,000	—	—	—	$500,000	$800,000	$1,200,000
Derrek L. Gafford	$118,750	$ 59,375	$237,500	$475,000	—	—	—	$178,125	$356,250	$ 593,750
James E. Defebaugh	$100,000	$ 40,000	$160,000	$320,000	—	—	—	$140,000	$260,000	$ 420,000
Sean A. Ebner	$106,250	$ 10,625	$ 42,500	$ 85,000	$31,875	$127,500	$255,000	$148,750	$276,250	$ 446,250
Taryn R. Owen	$100,000	$ 10,000	$ 40,000	$ 80,000	$30,000	$120,000	$240,000	$140,000	$260,000	$ 420,000

2018 Individual Performance

Mr. Beharelle’s individual performance incentive for 2018 was based on specific performance goals involving areas of responsibility including growth, strategic alignment, profit and loss responsibilities, strategic planning, change leadership, and talent development. At the end of the year, each director independently evaluated each area of Mr. Beharelle’s performance. The evaluations were aggregated and discussed at the December 2018 meeting of the Governance Committee. All members of the Compensation Committee were present and participated in this evaluation discussion. The Governance Committee made its performance evaluation recommendations. The Compensation Committee decided the amount of the individual performance element of the non-equity incentive concluding that Mr. Beharelle performed at a level that entitled him to receive 82% of his individual non-equity incentive as CEO and 90% of his individual non-equity incentive as COO. After prorating these amounts in accordance with the time Mr. Beharelle served in each position during 2018, the individual performance non-equity incentive earned by Mr. Beharelle was $185,667.

Mr. Cooper’s individual performance incentive for 2018 was based on specific performance goals involving areas of responsibility including growth, strategic alignment, profit and loss responsibilities, strategic planning, change leadership, and talent development. At the end of the year, each director independently evaluated each area of Mr. Cooper’s performance. The evaluations were aggregated and discussed at the December 2018 meeting of the Governance Committee. All members of the Compensation Committee were present and participated in this evaluation discussion. The Governance Committee made its performance evaluation recommendations. The Compensation Committee then made the decision as to the amount of the individual performance element of the non-equity incentive concluding that Mr. Cooper performed at a level that entitled him to receive 85% of his individual performance non-equity incentive or $340,000.

The individual performance goals for all other NEOs were focused on the following categories: growth, strategic alignment, profit and loss responsibilities, strategic planning, change leadership, and talent development. Based on Mr. Cooper’s and Mr. Beharelle’s recommendations, as reviewed and approved by the Compensation Committee, Mr. Gafford received 80%, Mr. Defebaugh received 90%, Mr. Ebner received 95%, and Ms. Owen received 90%, of his or her respective individual performance non-equity incentive opportunity.

TrueBlue, Inc. 2019 Proxy Statement P. 35

Compensation Discussion and Analysis

2018 Company Performance

The Company’s Adjusted EBITDA growth target for non-equity incentive purposes in 2018 was 7.4% over 2017, with the threshold set at 0% and maximum set at 14.9%. The Company’s achieved Adjusted EBITDA for 2018 was $128.9 million, which was an increase of 3% relative to 2017. In setting the 2018 Short-Term Incentive Plan in late 2017, the Compensation Committee also determined that the Adjusted EBITDA would be further adjusted for items impacting Company performance, for example the Committee excluded the impact of acquisition and divestiture activities. As a result of these EBITDA adjustments for compensation purposes, Compensation Adjusted EBITDA was $128.0 million, which was a 3.6% increase over the prior year, and as a result the NEOs earned 61.5% of their target award for the Company performance incentive opportunity as shown in the tables below.

2018 Business Unit Performance

The 2018 short-term incentive opportunity for Mr. Ebner included a component focused on the performance for the specific business unit under his management. Mr. Ebner’s performance for this component was measured on the Adjusted EBITDA growth for PeopleReady. The 2018 Adjusted EBITDA growth target for Mr. Ebner’s business unit was 7.5% over 2017, with the threshold at 0% and maximum at 15%. Actual growth of PeopleReady’s Adjusted EBITDA was 9%, resulting in an additional short-term incentive bonus earned by Mr. Ebner for business unit performance, as shown in the tables below.

The 2018 short-term incentive opportunity for Ms. Owen included a component focused on the performance for the specific business unit under her management. Ms. Owen’s performance for this component was measured on the Adjusted EBITDA growth for PeopleScout. The 2018 Adjusted EBITDA growth target for Ms. Owen’s business unit was 7.5% over 2017, with the threshold at 0% and maximum at 15%. Actual growth of PeopleScout’s Adjusted EBITDA was 15%, resulting in the maximum short-term incentive bonus earned by Ms. Owen for business unit performance as shown in the tables below.

Short-Term Incentive Awards Earned in 2018

The tables below provide a summary of the 2018 short-term incentive awards actually earned.

Non-Equity Incentive Dollars Earned (as % of Salary)						Total Target Non-Equity Incentive Potential
NEO	Individual	Company	Business Unit	Total Non-Equity Incentive
A. Patrick Beharelle, CEO	41.00%	30.77%	—	71.77%		100%
A. Patrick Beharelle, COO	22.50%	30.75%	—	53.25%		75%
Steven C. Cooper	42.50%	30.75%	—	73.25%		100%
Derrek L. Gafford	20.00%	30.76%	—	50.76%	vs	75%
James E. Defebaugh	22.50%	24.60%	—	47.10%		65%
Sean A. Ebner	23.75%	6.15%	35.20%	65.10%		65%
Taryn R. Owen	22.50%	6.15%	60.00%	88.65%		65%
TrueBlue, Inc. 2019 Proxy Statement P. 36

Compensation Discussion and Analysis

Non-Equity Dollars Earned						Total Target Non-Equity Incentive Potential
NEO	Individual	Company	Business	Total Non-Equity Incentive
A. Patrick Beharelle, CEO	$ 95,667	$ 71,800	—	$167,467		$233,333
A. Patrick Beharelle, COO	$ 90,000	$123,000	—	$213,000		$300,000
Steven C. Cooper	$340,000	$246,000	—	$586,000		$800,000
Derrek L. Gafford	$ 95,000	$146,100	—	$241,100	vs	$356,250
James E. Defebaugh	$ 90,000	$ 98,400	—	$188,400		$260,000
Sean A. Ebner	$100,938	$ 26,138	$149,600	$276,676		$276,250
Taryn R. Owen	$ 90,000	$ 24,600	$240,000	$354,600		$260,000

Long-Term Equity Incentive Plan

The Long-Term Equity Incentive Plan was designed to align the interests of the NEOs with those of the shareholders. The combination of vesting requirements and stock ownership guidelines is intended to promote retention and a long-term commitment to the Company. As in previous years, the 2018 annual equity awards for NEOs were comprised of a combination of restricted shares and performance share units. The Compensation Committee chose these two forms of equity after considering a number of other forms of long-term equity. The Compensation Committee reaffirmed its conclusion that performance share units more directly link pay to specific long-term performance goals than stock options and restricted stock by putting pay at risk. The allocation of the value of performance share units and restricted share grants are equally split between the two components to provide an appropriate balance between long-term performance incentives and retention goals.

The following table shows the total target awards granted in 2018 as a percentage of base salary and the mix between restricted shares and performance share units for our CEO and each of the other NEOs.

NEO	Total Equity as a % of Base Salary	Restricted Shares as a % of Base Salary	Performance Share Units as a % of Base Salary
A. Patrick Beharelle, CEO(1)	300%	150%	150%
A. Patrick Beharelle, COO(1)	175%	87.5%	87.5%
Steven C. Cooper	300%	150%	150%
Derrek L. Gafford	150%	75%	75%
James E. Defebaugh	100%	50%	50%
Sean A. Ebner	120%	60%	60%
Taryn R. Owen	100%	50%	50%

(1) The awards made to Mr. Beharelle in early 2018 while he was serving as COO were based on the COO target percentages shown in this table. Future awards will be based on his CEO role.

TrueBlue, Inc. 2019 Proxy Statement P. 37

Compensation Discussion and Analysis

2018 Award of Restricted Shares

The number of restricted shares awarded was calculated by dividing the target dollar value of the award by the average closing price of the Company’s stock during the 60 trading days preceding the grant date. The grant date was the second trading day after the announcement of fourth quarter and year-end results, which for the 2018 grant was February 9, 2018. One-third of the annual restricted shares vests each year on the anniversary date of the award.

2018 Award of Performance Share Units

Beginning with the 2017 performance share unit awards, the Compensation Committee changed the performance metric from a three-year cumulative EBITDA target to a three-year average Return on Equity (“ROE”) target. The Compensation Committee made this change after considering a number of other potential targets and metrics, including stock price, total shareholder return, earnings per share, and other relative and absolute metrics. The Compensation Committee also considered some of the limitations of return metrics such as the impact from alternative uses of capital. The Compensation Committee engaged both outside counsel and Mercer to provide insight and feedback for the various options.

After consideration, the Compensation Committee selected ROE as the most appropriate performance metric for aligning executives with the Company’s long-term goals and shareholder interests. Materials reviewed by the Committee determined that return metrics have a high correlation with value creation for shareholders. Among other benefits, maintaining long-term

ROE encourages our NEOs to make business decisions with a view to returning value to shareholders over the long term.

Performance shares vest based on the Company’s three-year cumulative average ROE. ROE is defined as adjusted net income divided by average equity, which is measured quarterly during the period. The three-year cumulative ROE is compared to the growth target to determine achievement. Target ROE is set at the beginning of the performance period. The performance share unit award is completely at-risk, and no performance share units will vest at any level unless the threshold three-year ROE target is met.

The target number of performance share units awarded was calculated by dividing the target dollar value of the award by 80% of the average closing price of the Company’s stock during the 60 trading days preceding the grant date. This 20% discount was recommended by Mercer to take into account the contingent nature of the units and the risk of forfeiture. Performance share units will vest and be converted into our common stock only if the established targets are met at the completion of the three-year performance period.

The Compensation Committee established, and the Board approved, threshold, target, and maximum vesting rates according to potential growth results for the Company. Award levels will be interpolated between levels beginning at the 50% threshold level up to the 150% maximum level. The number of performance share units earned at the end of the three-year award period will be determined by the average ROE during the performance period as shown by the table below:

		Performance Target	% of Target Shares Awarded
3-Year Return on Equity Growth	Maximum	18%	150%
	Target	14%	100%
	Threshold	10%	50%

2018 Promotion and Retention Awards

On September 14, 2018, Mr. Beharelle received a grant of restricted shares valued at $280,000, or 40% of his base salary as an award for his promotion to CEO. The number of shares granted for this award was calculated by dividing the target dollar value of the award by the average closing price of the Company’s stock during the 60 trading days preceding the grant date. This promotional award will vest ratably over 4 years.

On September 14, 2018, Mr. Gafford received a grant of restricted shares valued at $712,500, or 150% of his base salary. The number of shares granted for this award was calculated by dividing the target dollar value of the award by the average closing price of the Company’s stock during the 60 trading days preceding the grant date. This award will fully vest two years after the grant date, so long as Mr. Gafford is still employed by the Company.

TrueBlue, Inc. 2019 Proxy Statement P. 38

Compensation Discussion and Analysis

2016 Performance Share Unit Award Payment Determination (2016-2018 Performance Period)

For the 2016 performance share unit award, Messrs. Cooper, Gafford, and Defebaugh and Ms. Owen were awarded performance shares as a component of their total long-term equity award. During the 2016-2018 performance period the Company realized $403 million in cumulative Adjusted EBITDA, which fell below the three-year cumulative Adjusted EBITDA threshold growth target of 10% ($536 million), and therefore achieved no payout under the plan.

Other Compensation Elements

Non-Qualified Deferred Compensation Plan

The NEOs, on the same basis as our other highly compensated employees, as defined in Internal Revenue Service (“IRS”) regulations, are entitled to participate in the Deferred Compensation Plan. The NEOs are not entitled to participate in the Company’s 401(k) plan. The Company’s Deferred Compensation Plan allows participants to maintain their balances in the Deferred Compensation Plan upon termination of employment if a participant has attained the age of sixty-five (65) years or attained the age of forty (40) years and achieved five (5) years of credited service.

Under the Deferred Compensation Plan, eligible employees may defer up to 75% of base salary and up to 100% of amounts received under the Short-Term Incentive Plan. The Deferred Compensation Plan also includes in-service accounts that allow distribution of contributions during employment and installment payments for distributions (up to ten (10) years) for additional flexibility for tax purposes and retirement planning. Under the Deferred Compensation Plan, the Company can match employee contributions at double the rate matched under the Company’s 401(k) plan and such matching funds will be immediately vested. In 2018, the match was 50% of contributions to the plan up to $18,500. Details of amounts actually contributed to each NEOs’ plans for 2018 deferrals are provided in the Nonqualified Deferred Compensation Table in the Executive Compensation tables section. Under the Deferred Compensation Plan, the Company can also make additional contributions with different vesting schedules for retention purposes, but no additional contributions were made during 2018.

Although we currently invest deferred amounts in separate investment funds managed by third parties, we are not required to do so. All deferred amounts are subject to the risk of loss in the event we become insolvent. The Deferred Compensation Plan is administered by a benefits committee consisting of employees, including NEOs, who are eligible to participate on the same basis as other eligible employees.

The Compensation Committee believes the Deferred Compensation Plan is necessary as a competitive, meaningful retirement benefit for those employees who are eligible to participate, which includes the NEOs, and does not impose any significant risk to or burden on the Company.

Employee Stock Purchase Plan

The NEOs, on the same basis as other employees, are entitled to participate in the Company Employee Stock Purchase Plan. This plan allows NEOs to contribute up to 10% of their earnings toward the monthly purchase of the Company’s common stock. The employee’s purchase price is 85% of the lesser of the fair market value of the shares on either the first day or the last day of each month.

Employment Agreements

The Company has entered into employment agreements with each of the NEOs, under which each NEO may be entitled to payments upon termination of employment under the circumstances described below under “Post-Employment Payments.” The Compensation Committee believes that the termination payments under the employment agreements are necessary to attract and retain high caliber executives in a competitive labor market, and to motivate them to contribute to our short- and long-term success for the benefit of our shareholders. The Compensation Committee designed the termination payments, which are competitive with our compensation peer group and general industry practices, to achieve a balance between these objectives and the potential impact on shareholders. The major provisions intended to achieve this balance generally include the following:

•    The termination benefits are payable only if the executive’s employment is terminated without cause or if the executive terminates his or her employment with good reason other than death or disability.

•    Cash severance payments are limited to separation payments at a rate equal to the executive’s base salary for eighteen (18) months for Mr. Beharelle and twelve (12) months for the other NEOs. In addition, under their employment agreement or plan document, the NEOs would receive a prorated short-term incentive subject to the performance conditions set by the Compensation Committee.

•    Equity awards vest at separation, or at the completion of a performance period, as if the NEO continued to be employed during the applicable severance period.

•    The separation benefits are conditioned upon the execution by the executives of a release of claims against the Company, and continued compliance with non-competition and other covenants made by the executives.

TrueBlue, Inc. 2019 Proxy Statement P. 39

Compensation Discussion and Analysis

Change-in-Control Agreements

The Company has entered into change-in-control agreements with certain executive officers, including all NEOs, which were approved by all the independent directors. These agreements are described in greater detail under “Post-Employment Payments” below. The change-in-control agreements are intended to protect the interests of our shareholders by providing short-term security for the executives in the event management and the Board are presented with a business combination or other opportunity that is determined to be in the best interest of our shareholders. The Compensation Committee designed the change-in-control agreements to achieve a balance between the benefits of providing executives with security and the potential impact on the shareholders. The major provisions intended to achieve this balance include:

•    The change-in-control agreements require a “double trigger,” i.e., both a change-in-control and either a termination without cause by the Company or a termination for good reason by the executive.

•    The basic benefit is limited to an amount equal to two (2) times (three (3) times in the case of the CEO) the sum of (i) the executive’s annual base salary rate in effect for the year in which the termination occurs, and (ii) the executive’s short-term incentive target award, in addition to the immediate vesting of outstanding, unvested equity awards.

•    If the “parachute” amount payable would trigger an excise tax under Section 4999 of the Internal Revenue Code, then payments will be cut back so as not to trigger the excise tax if doing so will result in a greater net after the payment to the executive (sometimes called a “best-net” cutback).

•    The agreements do not include an obligation to pay a “gross up” in the event excise taxes are payable.

•    The agreements include restrictive covenants covering non-competition, non-solicitation, non-disparagement, and confidentiality.

Retirement Provision for Short- and Long-Term Incentives

We expect our NEOs to supplement their retirement income through our Short- and Long-Term Incentive Plans. Consistent with this policy, the Compensation Committee approved the following retirement provisions for the treatment of short-term incentive and outstanding long-term awards:

•    Retirement treatment will apply if the NEO has achieved: (a) at least ten (10) years of service; and (b) at least age fifty-five (55).

•    Awards will be prorated and paid as follows:

•    Short-Term Incentive: the current year’s award will be prorated based on the days worked during the fiscal year and be paid after the end of the year based on actual performance results;

•    Restricted Stock: at time of retirement, a prorated number of shares that would normally vest at the next scheduled vesting date will be vested based on days worked since the last vesting date; and

•    Performance Share Units: awards will be prorated based on the number of days worked during the performance period and become vested after the end of the performance period based on actual performance results.

Additional Policies

Stock Ownership Guidelines

During 2018, the following stock ownership guidelines applied to the NEOs based on a multiple of annual restricted share grants.

NEO	Multiple of Annual Restricted Stock Grant	Effective Multiple of 2018 Salary
A. Patrick Beharelle, CEO(1)	4x	6.00
Steven C. Cooper, CEO(1)	4x	6.00
Derrek L. Gafford	3x	2.25
James E. Defebaugh	3x	1.50
Sean A. Ebner	3x	1.80
Taryn R. Owen	3x	1.50

(1) The table shows the guidelines for Mr. Beharelle and Mr. Cooper in their roles as CEO.

TrueBlue, Inc. 2019 Proxy Statement P. 40

Compensation Discussion and Analysis

The Compensation Committee has established stock ownership guidelines for executive officers as follows: a multiple of four (4) times the annual restricted stock grant for the CEO and chief operating officer and a multiple of three (3) times the annual restricted stock grant for executive vice presidents.

NEOs are expected to achieve their targets within five (5) years of becoming subject to the ownership guidelines. As of the 2018 fiscal year end, all NEOs met these guidelines or were within the five (5) year period and on track to meet these guidelines.

The ownership guidelines recognize the significant range of equity awards each NEO is eligible to receive annually, while continuing to require a substantial personal commitment to the Company’s long-term financial performance. The guidelines may be satisfied by shares owned outright (regardless of whether acquired through a Company plan or other acquisition), unvested restricted shares, or shares held in the NEO’s account under our employee stock purchase plan. Unvested performance share units may not be used to satisfy the stock ownership guidelines. Compliance with the guidelines is reviewed on an ongoing basis. NEOs who have not satisfied the applicable guidelines after becoming subject to them are encouraged to retain 50% of the net amount of their shares (after applicable taxes) on each vesting date for their restricted stock awards.

Clawback Policy

Our Clawback Policy applies to all current and former NEOs and certain other executives (including the chief accounting officer) who receive incentive-based compensation. Under this policy, the Company may seek to recover the incentive compensation awarded or paid where: (i) the incentive compensation was calculated based wholly or in part upon the achievement of certain financial results that were subsequently the subject of a restatement; (ii) in the Compensation Committee’s view, the executive engaged in fraud or illegal conduct that materially contributed to or caused the restatement; and (iii) a lower payment would have been made to the executive based upon the restated financial results. The Compensation Committee retains discretion regarding the application of the policy and may determine not to seek recovery from an executive if it determines that to do so would be unreasonable or that it is not in the best interest of the Company and its shareholders.

Insider Trading and Anti-Hedging Policy

Under the Company’s Insider Trading Policy, all directors and NEOs are prohibited from hedging the economic interest in our securities that they hold. In addition, we prohibit Company personnel, including the NEOs, from engaging in any short-term, speculative securities transactions, including purchasing Company securities on margin, engaging in short sales, buying or selling put or call options, and trading in options (other than those granted by the Company).

Tax Considerations

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. Section 162(m) of the Internal Revenue Code limits our ability to deduct compensation over $1 million paid to certain NEOs. Under the tax rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. In 2017 and prior years, the Compensation Committee designated short-term incentive awards and performance share awards that were intended to qualify for this exception. However, the Tax Cuts and Jobs Act of 2017 (“Tax Act”), which became effective on January 1, 2018, eliminated this performance-based compensation exception beginning January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, compensation structured by the Compensation Committee in 2017 and prior years with the intent of qualifying as performance-based under Section 162(m) that is paid on or after January 1, 2018 may not be fully deductible, depending on the application of the special grandfathering rule. Also, from and after January 1, 2018, compensation awards in excess of $1 million to our NEOs, generally, will not be deductible.

While the 2017 Tax Act will likely limit the deductibility of compensation paid to our NEOs, the Compensation Committee, consistent with its past practice, will continue to design compensation programs that are intended to be in the best long-term interest of the Company and our shareholders, with deductibility of compensation being one of a variety of factors considered.

No Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

TrueBlue, Inc. 2019 Proxy Statement P. 41

Executive Compensation Tables

Summary Compensation Table

The following table shows all compensation paid by the Company in fiscal 2016, 2017, and 2018 to our Chief Executive Officer, retired Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the other three most highly paid executive officers, with the exception of Mr. Ebner and Ms. Owen. Mr. Ebner and Ms. Owen were first determined to be one of the three most highly paid executive officers in 2018. The individuals listed in the following tables are the “named executive officers” or “NEOs” referred to in the proxy statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)

A. Patrick Beharelle Chief Executive Officer	2016	$ 525,000		—		$ 721,426		$131,250		$ 73,088	(3)	$1,450,764
	2017	$ 525,000		—		$ 952,460		$118,125		$ 71,555	(4)	$1,667,140
	2018	$ 628,846	(5)	—		$ 1,415,268	(6)	$380,467	(7)	$ 70,960	(8)	$2,495,541
Steven C. Cooper Board member, Retired Chief Executive Officer	2016	$ 750,000		—		$ 1,545,911		$308,000		$ 2,935		$2,606,846
	2017	$ 750,000		—		$ 2,040,973		$280,000		$ 3,037		$3,074,010
	2018	$ 800,000		—		$ 2,614,035		$586,000		$ 2,588	(9)	$4,002,623
Derrek L. Gafford Executive Vice President and Chief Financial Officer	2016	$ 450,000		—		$ 494,703		$112,500		$ 9,000		$1,066,203
	2017	$ 450,000		—		$ 653,109		$101,250		$ 10,376		$1,214,735
	2018	$ 475,000		—		$ 1,467,225	(10)	$241,100		$ 9,250	(11)	$2,192,575
James E. Defebaugh Executive Vice President, Secretary, and Chief Legal Officer	2016	$ 380,000		—		$ 348,111		$ 95,000		$ 9,000		$ 832,111
	2017	$ 380,000		—		$ 459,598		$ 76,000		$ 9,000		$ 924,598
	2018	$ 400,000		—		$ 435,695		$188,400		$ 9,250	(11)	$1,033,345
Sean A. Ebner Executive Vice President, President, PeopleReady	2018	$ 425,000		$50,000	(12)	$ 555,500		$276,675		$ 14,662	(13)	$1,321,837

Taryn R. Owen Executive Vice President, President, PeopleScout	2018	$ 400,000				$ 435,695		$354,600		$ 16,262	(14)	$1,206,557

(1) The value in this column represents the aggregate amount of both restricted shares and performance share units granted to NEOs and calculated according to FASB ASC 718. These amounts do not necessarily correspond to the actual value that will be realized by the NEO, or the manner of calculating the restricted share or performance share unit award used by the Compensation Committee. For example, in 2018, Mr. Cooper received a target value of $1,200,000 in restricted shares with the actual number of shares granted being calculated using the average closing price of our stock during the 60 trading days preceding the grant date, which was approximately $27.73. In 2018, Mr. Cooper also received a target value of $1,200,000 in performance share units with the actual number of performance shares being calculated using 80% of the average closing price of our stock during the 60 trading days preceding the grant date, which was approximately $22.18. The FASB ASC 718 grant date fair value of Mr. Cooper’s restricted shares was $1,161,800 and the FASB ASC 718 grant date fair target value of Mr. Cooper’s performance share units was $1,452,236, which is included in the table above. Performance share units will vest three (3) years after the grant date if certain long-term Company performance goals are met, as discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement. Equity awards are described in more detail in the Compensation Discussion and Analysis section of this proxy statement and in the Grants of Plan-Based Awards table. For additional information, refer to Note 12 to the Consolidated Financial Statements found in Item 8 of Part II of our 2018 Form 10-K (listed under Stock-Based Compensation). The value of the performance share units granted in 2018 is based upon the target outcome of the performance conditions at the grant date. The maximum value of the 2018 performance share units assuming that the highest level of performance conditions is achieved, based on the grant date share price of $26.85, is approximately $953,041 for Mr. Beharelle, $2,178,367 for Mr. Cooper, $646,709 for Mr. Gafford, $363,093 for Mr. Defebaugh, $462,921 for Mr. Ebner, and $363,093 for Ms. Owen.

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Executive Compensation Tables

(2) The amounts set forth in this column for the respective fiscal year were earned during such fiscal year and paid in the early part of the following fiscal year to each of the NEOs under our Short-Term Incentive Plan. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion in the Compensation Discussion and Analysis entitled “Short-Term Incentive Plan.”

(3) This amount includes the aggregate incremental cost to the Company of personal benefits provided to Mr. Beharelle for certain housing, automobile, and travel costs in 2016 in the amount of $70,790 and the cash value of the Company’s annual circle of excellence trip in the amount of $2,298. These personal benefits include $52,317 for housing, $12,968 for travel to our Chicago office, $4,777 for an auto allowance, and $728 for tax gross-ups. The amount reported for 2016 increased compared to the amounts reported last year by $12,967 due to a redetermination of certain travel and housing costs as being classified as perquisites related to Mr. Beharelle’s commuting to our Chicago office.

(4) This amount includes the aggregate incremental cost to the Company of personal benefits provided to Mr. Beharelle for certain housing, automobile, and travel costs in 2017 in the amount of $66,914, and the cash value of the Company’s annual circle of excellence trip in the amount of $4,641. These personal benefits include $51,470 for housing, $11,571 for travel to our Chicago office, $3,361 for an auto allowance, and $512 for tax gross-ups provided in respect to certain business travel expenses. The amount reported for 2017 increased compared to the amounts reported last year by $63,030 due to a redetermination of certain travel and housing costs as being classified as perquisites related to Mr. Beharelle’s commuting to our Chicago office.

(5) This amount includes approximately two-thirds of $600,000, Mr. Beharelle’s salary as COO, and approximately one-third of $700,000, Mr. Beharelle’s salary as CEO effective September 1, 2018.

(6) This amount represents the FASB ASC 718 grant date fair value of Mr. Beharelle’s restricted stock award of 18,931 shares and his target performance share unit award of 23,663 units on February 9, 2018, and his promotional grant of 9,986 shares on September 14, 2018.

(7) This amount includes two-thirds of Mr. Beharelle’s non-equity short-term incentive award as COO, $213,000, and one-third of his short-term incentive award as CEO, $167,467. For additional information on the determination of the amounts related to Non-Equity Incentive Plan Compensation, see the discussion in the Compensation Discussion and Analysis entitled “Short-Term Incentive Plan.”

(8) This amount includes the aggregate incremental cost to the Company of personal benefits provided to Mr. Beharelle for certain housing, automobile, and travel costs in 2018 in the amount of $66,473 and the cash value of the Company’s annual circle of excellence trip in the amount of $4,487. These personal benefits include $50,335 for housing, $12,265 for travel to our Chicago office, $3,361 for an auto allowance, and $512 for tax gross-ups provided in respect to certain business travel expenses.

(9) This amount represents the cash value of the Company’s annual circle of excellence trip.

(10) This amount represents the FASB ASC 718 grant date fair value of Mr. Gafford’s restricted stock award of 12,846 shares and his target performance share unit award of 16,057 units on February 9, 2018, and his restricted stock award of 25,411 shares granted on September 14, 2018.

(11) These amounts represent matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan.

(12)  This amount includes a special incentive bonus to Mr. Ebner for the performance of his primary business unit during a period ending in September 2018, but was paid in early 2019.

(13) This amount represents matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan in the amount of $9,250 and the cash value of the Company’s annual circle of excellence trip in the amount of $5,412.

(14) This amount represents matching funds paid by the Company to participants in the Nonqualified Deferred Compensation Plan in the amount of $9,250, the cash value of the Company’s annual circle of excellence trip in the amount of $2,831, and the value of a housing benefit which was $4,181.

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Executive Compensation Tables

Grants of Plan-Based Awards

Name/ Type of Award	Grant Date	Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All other stock awards: number of shares of stock or units (#)(4)	Grant Date Fair Value of Equity Based Awards(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

A. Patrick Beharelle, CEO
Cash Incentive	—	12/12/2017	$295,833	$533,333	$850,000	—	—	—	—	—
Restricted Stock	2/9/2018	12/12/2017	—	—	—	—	—	—	18,931	$508,297
Restricted Stock	9/14/2018	9/13/2018	—	—	—	—	—	—	9,986	$271,619
Performance Share Units	2/9/2018	12/12/2017	—	—	—	11,832	23,663	35,495	—	$635,352

Steven C. Cooper
Cash Incentive	—	12/12/2017	$500,000	$800,000	$1,200,000	—	—	—	—	—
Restricted Stock	2/9/2018	12/12/2017	—	—	—	—	—	—	43,270	$1,161,800
Performance Share Units	2/9/2018	12/12/2017	—	—	—	27,044	54,087	81,131	—	$1,452,236

Derrek L. Gafford
Cash Incentive	—	12/12/2017	$178,125	$356,250	$593,750	—	—	—	—	—
Restricted Stock	2/9/2018	12/12/2017	—	—	—	—	—	—	12,846	$344,915
Restricted Stock	9/14/2018	8/30/2018	—	—	—	—	—	—	25,411	$691,179
Performance Share Units	2/9/2018	12/12/2017	—	—	—	8,029	16,057	24,086	—	$431,130

James E. Defebaugh
Cash Incentive	—	12/12/2017	$140,000	$260,000	$420,000	—	—	—	—	—
Restricted Stock	2/9/2018	12/12/2017	—	—	—	—	—	—	7,212	$193,642
Performance Share Units	2/9/2018	12/12/2017	—	—	—	4,508	9,015	13,523	—	$242,053

Sean A. Ebner
Cash Incentive	—	12/12/2017	$148,750	$276,250	$446,250	—	—	—	—	—
Restricted Stock	2/9/2018	12/12/2017	—	—	—	—	—	—	9,195	$246,886
Performance Share Units	2/9/2018	12/12/2017	—	—	—	5,747	11,494	17,241	—	$308,614

Taryn R. Owen
Cash Incentive		12/12/2017	$140,000	$260,000	$420,000	—	—	—	—	—
Restricted Stock	2/9/2018	12/12/2017	—	—	—	—	—	—	7,212	$193,642
Performance Share Units	2/9/2018	12/12/2017	—	—	—	4,508	9,015	13,523	—	$242,053
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Executive Compensation Tables

(1) This column reflects the date that the Compensation Committee approved the Company performance targets, business unit performance targets, and individual performance targets and awards pursuant to the Short-Term Incentive Plan, and also set the Company performance targets for the performance share unit awards under the Long-Term Equity Incentive Plan.

(2) These columns show what the potential payout for each NEO would have been under the Short-Term Incentive Plan in 2018, if the threshold, target, or maximum goals were satisfied for all Company performance measures. The amount also reflects the individual performance goals component of the Short-Term Incentive Plan. The potential payouts were performance-driven and therefore completely at risk. For actual payouts under the Short-Term Incentive Plan for 2018, please see the Summary Compensation Table. The business measurements, performance goals, and salary multipliers for determining the payout are described in the Compensation Discussion and Analysis section. The amounts shown for Mr. Beharelle reflect one-third of his non-equity short-term incentive plan opportunity as CEO and two-thirds of his non-equity short-term incentive plan opportunity as COO.

(3) These columns show the number of performance share units granted in 2018 to the NEOs under the Long-Term Equity Incentive Plan. The target number of restricted shares and performance share units granted was calculated using the target value for the award which is based on a percentage of the NEO’s salary. The 2018 performance share units vest three (3) years after the date of grant, if at all. The amounts shown reflect the potential payout for performance share units for each NEO under the Long-Term Equity Incentive Plan if the threshold, target, or maximum Company performance goals are satisfied. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section. The number of performance share units granted was calculated using the target value for the award (a percentage of the NEO’s salary) divided by 80% of the average closing price of Company shares during the 60 trading days preceding the grant date, which was $22.18.

(4) This column shows the number of restricted stock awards granted in 2018 to the NEOs under the Long-Term Equity Incentive Plan. The number of restricted shares granted on February 9, 2018, was calculated using the average closing price of Company shares during the 60 trading days preceding the grant date, which was $27.73. For these restricted stock awards, 33.33% of each award vests annually over a three (3) year period. This column also show the number of restricted stock awards granted in 2018 to Mr. Beharelle and Mr. Gafford on September 14, 2018, which were calculated using the average closing price of Company shares during the 60 trading days preceding the grant date, which was $28.04. Mr. Beharelle’s September 14, 2018, grant will vest ratably over four years, and Mr. Gafford’s will vest on the second anniversary of the grant date.

(5) This column shows the grant date fair value of equity awards in accordance with FASB ASC Topic 718. For restricted stock, grant date fair value was calculated using the closing price of the Company stock on the date of grant. The closing price of Company stock on February 9, 2018 was $26.85. For performance share units, the February 9, 2018, grant date fair value was calculated using the closing price of Company stock on the date of grant and the target number of performance share units. The performance goals and award multipliers for determining the potential vesting amounts are described in the Compensation Discussion and Analysis section. The amounts shown are consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For additional information on the calculation and valuation of equity awards, refer to the Compensation Discussion and Analysis section and refer to Note 12 to the Consolidated Financial Statements found in Item 8 of Part II of our 2018 Form 10-K (listed under Stock-Based Compensation).

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Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options, restricted stock awards, and performance share units of the NEOs as of December 30, 2018. This table includes unvested shares of restricted stock and performance share units. The market value of the restricted stock awards and performance share units is based on the closing market price that applied on December 30, 2018, which was $21.82. For additional information about restricted stock awards and performance share units, see the description of equity incentive compensation in the Compensation Discussion and Analysis section. Grants that are not listed in the vesting schedule are 100% vested.

Stock Awards

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
A. Patrick Beharelle	6/1/2015	1,899	$ 41,436	—	—
	2/5/2016	5,114	$111,587	—	—
	2/10/2017	11,198	$244,340	20,998	$458,176
	2/9/2018	18,931	$413,074	23,663	$516,327
	9/14/2018	9,986	$217,895	—	—
Steven C. Cooper(3)	2/10/2017	—	—	44,995	$981,791
	2/9/2018	—	—	54,087	$1,180,178
Derrek L. Gafford	2/5/2016	3,507	$ 76,523	—	—
	2/10/2017	7,679	$167,556	14,398	$314,164
	2/9/2018	12,846	$280,300	16,057	$350,364
	9/14/2018	25,411	$554,468	—	—
James E. Defebaugh	2/5/2016	2,468	$ 53,852	—	—
	2/10/2017	5,404	$117,915	10,132	$221,080
	2/9/2018	7,212	$157,366	9,015	$196,707
Sean A. Ebner	7/3/2017	3,994	$ 87,149	—	—
	2/9/2018	9,195	$200,635	11,494	$250,799
Taryn R. Owen	2/9/2015	917	$ 20,009	—	—
	12/1/2015	1,243	$ 27,122	—	—
	2/5/2016	1,266	$ 27,624	—	—
	2/10/2017	2,986	$ 65,155	5,599	$122,170
	2/9/2018	7,212	$157,366	9,015	$196,707

(1) This column includes restricted stock awards as of December 30, 2018, and performance share units that were granted in 2016 and that became determinable as of December 30, 2018, but which had not yet vested. The 2016 performance share unit grant resulted in zero shares being earned and, therefore,

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Executive Compensation Tables

no portion of this award is considered outstanding as of December 30, 2018. For restricted stock awards, 33.33% of each award vests every year for three (3) years, except Mr. Beharelle’s June 1, 2015 and September 14, 2018 awards and Ms. Owen’s February 9, 2015 and December 1, 2015 awards which vest at the rate of 25% each year for four (4) years, as well as Mr. Gafford’s September 14, 2018 award of which 100% vests on September 14, 2020.

(2) This column includes performance share unit awards. The awards vest on or about the third anniversary of the award, if at all, according to predetermined targets. For additional information on the vesting schedule and Company performance goals for performance share units granted in 2018, please see the Compensation Discussion and Analysis section. For performance share unit awards granted in 2017 and 2018, additional information on performance goals can be found in our prior proxy statements. The February 10, 2017 and February 9, 2018 grants all assume 100% of the award, or the target number of shares, will be earned. The February 5, 2016 grant became determinable as of December 30, 2018, and is not included in this column.

(3) Due to Mr. Cooper’s retirement as of December 30, 2018, and in accordance with his employment agreements, all of his restricted shares vested on December 30, 2018. Mr. Cooper’s previously awarded performance shares remain outstanding and will vest at the end of the applicable performance period, if pre-established performance criteria are met.

Stock Vested

The following table provides information for the NEOs regarding: (i) stock option exercises during 2018, to the extent any occurred, including the number of shares acquired upon exercise and the value realized; and (ii) the number of shares acquired upon the vesting of restricted stock awards and performance share units and the value realized before payment of applicable withholding tax and broker commissions. The value realized represents long-term gain over several years, which is not part of the compensation awarded in 2018 as reported in the Summary Compensation Table.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
A. Patrick Beharelle	12,612	$ 331,606
Steven C. Cooper	111,018	$2,573,116
Derrek L. Gafford	10,978	$ 290,202
James E. Defebaugh	7,348	$ 194,087
Sean A. Ebner	1,997	$ 54,019
Taryn R. Owen	4,918	$ 128,415

(1) The dollar amount realized upon vesting was calculated by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

Pension Benefits

The Company does not maintain a defined benefit pension plan or supplemental pension plan.

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Executive Compensation Tables

Nonqualified Deferred Compensation

The Company maintains a Nonqualified Deferred Compensation Plan that allows certain highly compensated employees, including the NEOs, to defer portions of their base salary and annual non-equity incentive and thereby defer taxes. The following table provides additional information about the amounts deferred by our NEOs:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Loss) in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
A. Patrick Beharelle	—	—	—	—	—
Steven C. Cooper	—	—	—	—	—
Derrek L. Gafford	$ 50,240	$9,250	$(29,131)	—	$493,257
James E. Defebaugh	$ 20,769	$9,250	$ (2,417)	—	$169,242
Sean A. Ebner	$121,203	$9,250	$(21,486)	—	$250,447
Taryn R. Owen	$ 20,615	$9,250	$(10,475)	—	$116,604

(1) The amounts contributed to this plan by the Company’s NEOs are set forth in this table and are included in the amounts shown as “Salary” in the Summary Compensation Table above.

(2) These amounts were earned as a match to contributions made by the NEO to the Company Nonqualified Deferred Compensation Plan in 2018, but paid in early 2019. The Company contribution is included in the columns “Registrant Contributions in Last FY” and “Aggregate Balance at Last FYE.” These amounts are included in the amounts shown as “All Other Compensation” in the Summary Compensation Table above.

(3) These amounts were earned, or lost, by the NEO according to investment gains and losses based on the performance of certain investment choices selected by the participants in the Nonqualified Deferred Compensation Plan. Participants may change their investment elections at any time under the same rules that apply under the 401(k) plan.

The participants in the Nonqualified Deferred Compensation Plan may annually elect to defer up to 75% of their salary and up to 100% of their annual non-equity incentive. Participants are always 100% vested in the elective deferral contributions to the plan. The amounts deferred into this plan and all earnings remain subject to the claims of the Company’s general creditors until distributed to the participant. Participants may receive their funds after the termination of their employment or during employment in the case of an unforeseen emergency, the disability of the participant, or a change-in-control. Participants also have the option to receive a distribution of deferred funds during employment if such a distribution was established prior to the deferral. Any Company matching contributions are discretionary. Whether a matching contribution will be made for a plan year and the amount of any such match will be determined each year by the Company. Matching funds are immediately vested.

The deemed rates of return for the earnings options may be positive or negative and thus may result in gains or losses to a participant’s plan balance. No assets are required to actually be invested in such funds. The deemed investment options may be changed by the participant periodically throughout the year. For certain key employees, the distribution election must be made at least six (6) months before the actual payment of the participant’s account balance.

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Post-Employment Payments

Post-Employment Payments

The Company has entered into employment agreements and change-in-control agreements with each of the NEOs pursuant to which each NEO may be entitled to payments upon termination of employment under the circumstances described below. The payments are subject to the fulfillment of certain conditions, including compliance with a non-competition agreement, which are described below. The information below is a summary of certain material provisions of these agreements and does not attempt to describe all aspects of the agreements. The rights of the parties are governed by the actual agreements and are in no way modified by the abbreviated summary set forth in this proxy statement.

Following the description of the agreements, there is a table showing the potential payments the NEOs could have received under these agreements, assuming their employment with the Company was terminated without cause by the Company or for good reason by the NEO on December 30, 2018.

Post-Employment Payment for Steven C. Cooper

As previously announced, Mr. Cooper resigned from his position as Chief Executive Officer (CEO) effective September 1, 2018, and retired as an executive of the Company as of December 30, 2018. Mr. Cooper successfully completed a transition period during which, among other things, he developed a transition plan for the CEO position, assisted the Company in identifying and recruiting a successor CEO, transitioned his duties and responsibilities to the named successor, and provided additional assistance as requested by the Board to effect an orderly transition. As a result Mr. Cooper received the following benefits upon his retirement from the Company:

•    payment of Mr. Cooper’s applicable short-term incentive award subject to performance conditions set by the Board;

•    immediate vesting in all previously awarded but unvested restricted share units;

•    continued vesting of outstanding performance share units at the end of the applicable performance period and subject to each grant’s performance criteria; and

•    continued group health plan coverage for Mr. Cooper and his spouse until the later of: (i) Mr. Cooper and his spouse both reaching aged sixty-five (65); or (ii) the date Mr. Cooper and his spouse are both eligible for Medicare.

The value of the immediate vesting in Mr. Cooper’s previously awarded but unvested restricted share units was $1,706,869, which was calculated by the closing price of a share of common stock on the date of vesting, which on December 30, 2018 was $21.82. Finally, Mr. Cooper and his spouse will continue to receive group health plan coverage as explained above, the value of which is estimated to be $140,359.

Employment Agreement for A. Patrick Beharelle

Mr. Beharelle’s employment agreement provides that if the Company terminates his employment without cause, or if Mr. Beharelle terminates his employment with good reason other than death or disability, and successfully completes a transition period during which, among other things, he develops a transition plan for the CEO position and assists the Company in identifying and recruiting a successor CEO, then he will be entitled to the following:

•    separation payments at a rate equal to his base salary at the time of termination for a period of eighteen (18) months;

•    payment of Mr. Beharelle’s then applicable short-term incentive award subject to performance conditions set by the Board and prorated for the portion of the short-term incentive for the period Mr. Beharelle is actually employed by the Company;

•    if Mr. Beharelle elects to continue group health plan coverage for him and his family under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), Mr. Beharelle will receive reimbursements for up to eighteen (18) months for the portion of his COBRA premiums that exceed the amount that he would have incurred in premiums for coverage as an active employee under the company’s group health plan; and

•    additional equity vesting as follows: (a) all of Mr. Beharelle’s unvested equity awards that are scheduled to vest based solely on his continued employment within eighteen (18) months following such termination will become fully vested on the termination date; and (b) all of Mr. Beharelle’s unvested equity awards scheduled to vest based on upon attainment of specified performance goals shall vest after the end of the applicable performance period based on actual performance results, prorated for the portion of the performance period employed (for which purpose Mr. Beharelle will be deemed to have continued employment for a period of eighteen (18) months following termination).

The foregoing separation benefits are conditioned upon the execution by Mr. Beharelle of a release of claims against the Company and continued compliance by Mr. Beharelle with all covenants with the Company. Pursuant to his employment agreement, Mr. Beharelle’s covenants with the Company include, without limitation, covenants requiring a duty of loyalty, non-disclosure of confidential information, assignment of inventions, non-competition, and non-solicitation. Mr. Beharelle is also party to a non-competition agreement with the Company.

Mr. Beharelle’s employment agreement, through reference to Mr. Beharelle’s change-in-control agreement, also provides that if he is deemed to receive an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code (the “Code”) by reason of his vesting of the unvested equity awards (taking into account any other compensation paid or deemed paid to him),

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Post-Employment Payments

the amount of such payments or deemed payments shall be reduced or, alternatively, the provisions of the employment agreement shall not act to vest unvested equity incentive awards to Mr. Beharelle, so that no such payments or deemed payments shall constitute excess parachute payments. The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the sole discretion of the Board.

Employment Agreements for Messrs. Defebaugh, Gafford, Ebner, and Ms. Owen

Messrs. Defebaugh, Gafford, Ebner and Ms. Owen are parties to employment agreements and plan documents, which provide that if the Company terminates the NEO’s employment without cause, or if the NEO terminates his or her employment with good reason other than death or disability, then the NEO will be entitled to the following:

•    separation payments at a rate equal to the NEO’s base salary at the time of termination for a period of twelve (12) months;

•    payment of the NEO’s then applicable short-term incentive award subject to performance conditions set by the Board and prorated for the portion of the period the NEO is actually employed by the Company;

•    additional equity vesting as follows: (a) all of the NEO’s unvested equity awards that are scheduled to vest based solely on his or her continued employment within twelve (12) months following such termination will become fully vested; and (b) all of the NEO’s unvested equity awards scheduled to vest based on attainment of specified performance goals shall vest after the end of the applicable performance period based on actual performance results, prorated for the portion of the performance period employed (for which purpose of such NEO will be deemed to have continued employment for a period of twelve (12) months following termination).

As a condition precedent to being entitled to receive the benefits set forth above, the NEO must sign and deliver, and thereafter not revoke a release of claims against our Company, remain in full compliance with all provisions of the sections of the employment agreement relating to non-disclosure of confidential information and assignment of inventions, and be and remain in full compliance with the non-competition agreement and any other covenants with the Company entered into by the NEO. Each NEO is also party to a non-competition agreement with the Company.

In addition to the provisions described above, the employment agreement for each NEO also provides that, if at the time of termination of employment the NEO is considered a “specified employee” subject to the required six-month delay in benefit payments under Section 409A(a)(2)(B)(i) of the Code, then any separation payments that would otherwise have been paid within the first six (6) months after termination of employment shall instead be paid in a single lump sum on (or within fifteen

(15) days after) the six-month anniversary of such termination of employment and any remaining severance payments shall be made monthly after such six-month anniversary.

Change-in-Control Agreements

The Company has entered into change-in-control agreements with various executive officers, including each of the NEOs. Each change-in-control agreement by its terms expires each year on December 31st, provided that beginning on January 1st of each subsequent year, the change-in-control agreements will automatically extend for an additional year, unless either party gives notice of termination not later than September 30th of the immediately preceding year. Because no such notices of termination were provided, the change-in-control agreements were in effect through December 31, 2018, and were extended through December 31, 2019. If a change-in-control occurs during the term, the term will expire on the earlier of the third anniversary of the change-in-control or the date of the executive’s death (such period is referred to as the “Severance Period”). If the executive ceases to be employed prior to a change-in-control, the agreement will expire on the date of termination of employment. The change-in-control agreements are effective on the date executed, but do not become operative unless a change-in-control occurs.

Change-in-control means that during the term of the agreements any of the following events occur:

•    any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 33.33% of the combined voting power of the then-outstanding voting stock of the Company;

•    a majority of the Board ceases to be comprised of incumbent directors; or

•    the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale, or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), and as a result of which less than 50% of the outstanding voting interests or securities of the surviving or resulting entity immediately after the Business Transaction are owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such Business Transaction, in substantially the same proportions as their ownership before such Business Transaction.

The Company will be required to pay the amounts described in the table below, if following the occurrence of a change-in-control (or within ninety (90) days prior to the date of a change-in-control, if at the request of a third party who has taken steps reasonably calculated to effect a change-in-control): (i) the

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Post-Employment Payments

Company terminates the executive’s employment during the Severance Period other than for cause, or as a result of the executive’s death or permanent disability; or (ii) the executive terminates the executive’s employment for good reason during the Severance Period. Each of (i) and (ii) is referred to in the change-in-control agreement as a “Triggering Termination.” As a condition precedent to receiving any payments and benefits under the change-in-control agreement, the executive must execute and not later revoke a waiver and release agreement and be in compliance with the restrictive covenants and terms of the change-in-control agreement. The material covenants of each executive in the change-in-control agreements include a duty of loyalty, non-disclosure, non-use, and protection of confidential information, non-disparagement, non-competition, and non-solicitation of employees and customers. The non-competition and non-solicitation provisions apply during the term of the change-in-control agreement and for a period of two (2) years following the termination of employment.

In the event of a Triggering Termination, subject to the terms of the agreement, the Company is required to pay to the executive an amount equal to two (2) times (except in the case of Mr. Beharelle, in which case it shall be three (3) times) the sum of (i) the executive’s annual base salary rate in effect for the year in which the termination date occurs, plus (ii) the executive’s target non-equity incentive (in an amount equal to the target non-equity incentive immediately prior to the change-in-control or, if such target shall not have been established or shall be reduced after a change-in-control, the highest aggregate incentive pay earned in any of the three (3) fiscal years immediately preceding the year in which the change-in-control occurred), and (iii) provide eighteen (18) months of benefits. Such amounts shall be payable as follows: 50% shall be payable within five (5) business days after the termination date and 50% shall be payable in equal monthly installments over the twenty-four (24) months following the termination date, nevertheless the agreement provides that the timing of payments may be adjusted if necessary to comply with Section 409A of the Code. The Company will also provide employee benefits to the executive comparable to the benefits that the executive was receiving or entitled to receive immediately prior to the termination date or will pay a lump sum payment in lieu of the continuation of such benefits, as described in the change-in-control agreement.

In addition to the amounts described above, if there is a Triggering Termination, the Company will pay in cash to the executive a lump sum amount equal to the sum of (i) any unpaid incentive compensation that has been earned, accrued, allocated, or awarded to the executive for any performance period ending prior to a Triggering Termination, plus (ii) the value of any annual non-equity incentive or long-term incentive pay earned, accrued, allocated, or awarded with respect to the executive’s service during the performance period or periods that include the date on which the change-in-control occurred. Furthermore, if there is a Triggering Termination, all stock options, restricted stock, performance share units, and any other equity award shall become fully vested as of the date of termination.

For NEOs other than Mr. Beharelle, notwithstanding any provision of the change-in-control agreement or any other agreement between the executive and the Company to the contrary, if any amount or benefit to be paid or provided under the change-in-control agreement or any other agreement would be a payment that creates an obligation for the executive to pay excise taxes under Section 280G of the Code (an “excess parachute payment”), then the payments and benefits to be paid or provided under the change-in-control agreement and any other agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an excess parachute payment; provided that the foregoing reduction will not be made if such reduction would result in the NEO receiving an after-tax amount less than 90% of the after-tax amount of the severance payments the NEO would have received under the change-in-control agreement or under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this provision, the executive will be entitled to designate the payments and/or benefits to be so reduced. For Mr. Beharelle, any excess parachute payment will be cut back so as not to trigger the excise tax if doing so will result in a greater net after tax payment to Mr. Beharelle (sometimes called a “best-net” cutback).

In addition to the foregoing limitation, the change-in-control agreements provide that to the extent that the executive receives payments by reason of the executive’s termination of employment pursuant to any other employment or severance agreement or employee plan (collectively, “Other Employment Agreements”), the amounts otherwise receivable under the change-in-control agreement will be reduced by the amounts actually paid pursuant to the Other Employment Agreements, but not below zero, to avoid duplication of payments so that the total amount payable or value of benefits receivable under the change-in-control agreement, and under the Other Employment Agreements, is not less than the amounts payable or value of benefits receivable had such benefits been paid in full under the change-in-control agreement.

Non-Competition Agreements

Each of the NEOs have entered into a non-competition agreement with the Company. Each non-competition agreement provides, among other things, that during the executive’s employment with the Company and for a period of twenty-four (24) months following the termination of such employment for any reason, the executive shall not, directly or indirectly:

•    employ or solicit for employment any Company employee who has been employed by the Company during the six (6) months prior to the termination of the executive’s employment or urge any such person to discontinue employment with the Company;

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Post-Employment Payments

•    seek to employ any individual who has applied for and/or accepted placement in a job by the Company with a customer, and about whom the executive obtained information or with whom the executive interacted on behalf of the Company;

•    solicit any customer of the Company for the purpose of providing temporary and/or permanent staffing services on behalf of a competing business;

•    engage in any conduct intended to induce or urge any customer to discontinue its business relationship with the Company; or

•    do any business with any Company customer in connection with the provision of temporary and/or permanent staffing services.

The non-competition agreement also provides that during the executive’s employment with the Company and for a period of twelve (12) months for Messrs. Defebaugh, Gafford, Ebner and Ms. Owen, and eighteen (18) months for Mr. Beharelle, following the termination of such employment, the executive shall not, directly or indirectly, in any location in which the Company conducts or plans to conduct business, work for or participate in a business similar to, or that competes with, the business of the Company. The non-competition agreement also contains, among other things, provisions covering duty of loyalty and non-disclosure, non-use and protection of confidential information.

Restricted Stock and Performance Share Unit Agreements

The award agreements that govern the restricted stock and performance share unit grants to the NEOs also provide that the restricted stock and performance share units, as applicable, will become fully vested if after a change of control, the NEO is terminated without cause or terminates employment for good reason. Performance share units vest in such an event at the target level, provided that the Compensation Committee shall have the discretion to determine whether the performance goals shall be deemed to have been performed at the maximum level. For purposes of the restricted stock and performance share unit agreements, “change of control” means the first day that any one or more of the following conditions shall have been satisfied:

•    the sale, liquidation, or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions;

•    an acquisition (other than directly from the Company) of any outstanding voting securities by any person, after which such person has beneficial ownership of 25% or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

•    during any consecutive twenty-four (24) month period, the individuals who, at the beginning of such period, constitute the Board cease for any reason other than death to constitute at least a majority of the members of the Board, subject to certain exceptions; or

•    a merger, consolidation, or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation, or reorganization own, directly or indirectly, immediately following such merger, consolidation, or reorganization less than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation, or reorganization.

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Post-Employment Payments

Potential Payout Upon an Involuntary Termination Without Cause or for Good Reason

The table below quantifies the potential payouts to each of the NEOs. The table shows two alternative scenarios: (i) termination before a change-in-control; and (ii) termination after a change-in-control.

Name(7)	Potential Payouts upon Involuntary Termination by Company without Cause or by Executive for Good Reason after a Change-in-Control(1)			Potential Payouts upon Involuntary Termination by Company without Cause or by Executive for Good Reason before a Change-in-Control(2)
	Cash Payment	Restricted Stock & Performance Share Vesting(3)	Continuation of Health & Welfare Benefits	Cash Payment(4)	Restricted Stock & Performance Share Vesting(3)(5)(6)	Continuation of Health & Welfare Benefits
A. Patrick Beharelle	$4,200,000	$2,002,836	$37,250	$1,430,467	$1,616,331	$37,250
Derrek L. Gafford	$1,662,500	$1,743,374	$28,227	$ 716,100	$ 801,689	$ 0
James E. Defebaugh	$1,320,000	$ 746,920	$37,763	$ 588,400	$ 517,614	$ 0
Sean A. Ebner	$1,402,500	$ 538,583	$13,019	$ 701,676	$ 277,812	$ 0
Taryn R. Owen	$1,320,000	$ 616,153	$37,763	$ 754,600	$ 413,227	$ 0

(1) Assumes that (a) the change-in-control agreement was effective as of December 30, 2018, (b) a change-in-control occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO’s employment for good reason on such date.

(2) Assumes that (a) the employment agreement was effective as of December 30, 2018 (b) no change-in-control occurred on or before such date, and (c) the NEO was terminated by the Company without cause on such date or the NEO terminated NEO’s employment for good reason on such date. These amounts reflect actual 2018 non-equity short-term incentive payments.

(3) The amounts shown are calculated by multiplying the number of unvested restricted stock awards and unvested performance share awards (which are at the actual amount earned for the 2016 award (which was $0) and at the target for the 2017 and 2018 awards) for such NEO with respect to which the vesting would accelerate as a result of termination under the circumstances noted by the closing price of a share of common stock on December 30, 2018, which was $21.82. Unvested restricted stock and performance share units are set forth in the Outstanding Equity Awards at Fiscal Year-End table.

(4) These amounts include the amount earned under the 2018 Short-Term Incentive Plan, which according to the terms of the plan were payable upon each NEO’s termination of employment under the conditions noted in footnote (2) above.

(5) Mr. Beharelle’s employment agreement provides for the accelerated vesting of all equity awards upon termination of employment under the conditions noted in footnote (2) above. Under the employment agreements for the NEOs (other than Mr. Beharelle), however, vesting is only accelerated for those equity awards which would have vested in the twelve-month period following a termination of employment under the conditions noted in footnote (2) above.

(6) The performance share unit grant agreements provide that, upon termination of employment under the conditions noted in footnote (2) above, a pro-rata portion of the performance shares vest and are paid out at the end of the performance period based on actual performance. The amounts shown reflect the actual amount earned for the 2016 award, (which was $0), and assumes vesting at the target level over the performance period for the 2017 and 2018 awards.

(7) As discussed above, the amounts actually payable to the NEOs pursuant to the change-in-control agreement may be subject to reduction if any amount or benefit to be paid under such agreement or any other agreement would be a payment that creates an obligation for the NEO to pay excise taxes under Section 280G of the Code. For purposes of Section 280G, the value of the acceleration of stock options, performance shares, and restricted stock is based on a time-based formula and is different than the method described in footnote (3) above.

TrueBlue, Inc. 2019 Proxy Statement P. 53

CEO Pay Ratio

This section sets forth information concerning the ratio between the annual total compensation of the Company’s median employee and the total annual compensation of our CEO, Patrick Beharelle.

For the 2018 calendar year, the annual total compensation of the employee identified as our Company’s median employee was $7,489. Patrick Beharelle became CEO on September 1, 2018. For purposes of determining the ratio, we calculated the amount that Mr. Beharelle would have received if he had been CEO the entire twelve (12) months of 2018 (i.e. we annualized Mr. Beharelle’s CEO compensation). Our CEO’s annualized total compensation in 2018 was $2,688,629 (This amount was calculated by adding together the following: Mr. Beharelle’s $700,000 annual salary as described in footnote (5) of the Summary Compensation Table; his stock awards of $1,415,268; his annualized non-equity incentive compensation of $502,401, which represents three times the amount of Mr. Beharelle’s incentive award of $167,467 that was paid for the one third of the year in which he served as CEO as described in footnote (7) of the Summary Compensation Table; and all other compensation of $70,960 as described in footnote (8) of the Summary Compensation Table.) Accordingly, for 2018, the CEO pay ratio was estimated to be 359 to 1. As permitted by SEC rules, we used the same median employees as identified for 2017, because there have been no significant changes to our workforce or employee compensation arrangements for 2018 that we believe would significantly change our CEO pay ratio results. The median employee identified for 2017 left the company during 2018, and in accordance with SEC rules we substituted for 2018 another employee identified in the 2017 population who had substantially similar compensation (based on the compensation measure used to identify the median employee in 2017 as described below). The following briefly describes the process we used to identify our median employees for 2017, based on our employee population as of October 8, 2017:

The pay ratio identified for our Company reflects the fact that the significant majority of our employees are temporary employees who work at our customers’ job sites, generally on a short-term project basis, and are not typically employed for a full year. The wages of temporary employees cannot be annualized for the calculation of the CEO Pay Ratio.

To identify the employee with the median total annual compensation, as well as to determine the annual total compensation of the median employee, we adopted a variety of methodologies, applied certain exclusions, and made reasonable estimates based on our payroll and employment records, in a manner consistent with SEC rules.

Our “Measurement Date” was the second Sunday of October, which was October 8, 2017. On the Measurement Date, our active U. S. employees, excluding the CEO, consisted of 85,969 individuals. Our employee population was comprised primarily of temporary employees. For our temporary employees, the definition of who was an active employee on the Measurement Date was anyone who worked during the workweek ending on the Measurement Date. For our staff employees, anyone who was denoted as active within our human resources systems on the Measurement Date was included in our employee population.

To identify the “median employee” from our employee population, we used taxable wages for the full 2017 calendar year. We did not annualize the salary of any of our staff employees who were employed with the Company for part of the year.

Our employee population, from which the median employee was identified, did not include any of our non-U.S. employees as our employee count for those non-U.S. employees was less than 5% of all employees.

The Company’s total U.S. employee count in 2017 was 85,970. The combined total of U.S. and non-U.S. employees for 2017 was 88,827.

The non-U.S. employees for 2017 were located in the following jurisdictions:

Country	Approximate Number of Employees Excluded in 2017
Canada	2,239
India	433
Poland	65
Australia	95
China	9
United Kingdom	7
New Zealand	3
Mexico	2
Singapore	2
Panama	1
Spain	1

TrueBlue, Inc. 2019 Proxy Statement P. 54

Equity Compensation Plan Information

Equity Compensation Plan Table

The following table presents information on the Company’s equity compensation plans at December 30, 2018:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders(1)	27,931	$23.29	2,366,163
Employee stock purchase plans approved by security holders(2)	—	—	358,800

(1) Equity compensation plans approved by security holders include the following:

TrueBlue, Inc. 2005 Long-Term Equity Incentive Plan (the “2005 Plan”). The 2005 Plan applies to directors, officers, employees, and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, performance share units, restricted stock units, and stock appreciation rights. The total number of shares authorized under this plan was 7,950,000. No further awards were made pursuant to this plan upon the shareholder approval of the 2016 TrueBlue Omnibus Incentive Plan. Under this 2005 Plan and as of December 30, 2018, there remains 332,962 restricted shares and performance share units outstanding. Outstanding stock options as of the fiscal year end were 27,931 and are included in the table above.

2016 TrueBlue Omnibus Incentive Plan (the “2016 Plan”). This 2016 Plan applies to directors, officers, employees and consultants of the Company and permits the granting of nonqualified and incentive stock options, restricted stock, performance share units, restricted stock units, and stock appreciation rights. Upon adoption, there were 1,542,944 shares authorized for issuance under this plan, reflecting the number of shares that remained available for issuance under the 2005 Plan. Additionally, the shares underlying outstanding awards under the 2005 Plan that expire or are terminated, surrendered, or forfeited become available for grant under the 2016 Plan. At the Annual Meeting of Shareholders on May 9, 2018, an additional 1,800,000 shares were authorized under the 2016 Plan. As of December 30, 2018, there were a total of 2,366,163 shares available for future issuance under the 2016 Plan. There were 1,043,779 restricted shares and performance share units outstanding as of December 30, 2018. Outstanding stock options as of the fiscal year end under this plan were zero (0). All future stock compensation awards will be awarded from this plan.

(2) Employee stock purchase plan approved by security holders include the following:

2010 TrueBlue Employee Stock Purchase Plan. On May 12, 2010, shareholders approved the Company’s 2010 Employee Stock Purchase Plan. This plan provides an opportunity for regular employees who have met certain service qualifications to purchase shares of our common stock through payroll deductions of up to 10% of eligible after-tax compensation. These deductions are used to purchase shares of our common stock at 85% of the fair market value of our common stock as of either the first day or last day of each month, whichever is less. As of December 30, 2018, there were 358,800 shares available for future issuance under this plan.

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Audit Committee Report

The Audit Committee is currently composed of Stephen Robb, who chairs the committee, William Goings, Kim Harris Jones, and Kristi Savacool. The Audit Committee is composed solely of non-employee directors, all of whom the Board determined are independent pursuant to the NYSE rules and the independence standards set forth in Rule 10A-3 of the Exchange Act. The Board has affirmatively determined that each member of the Audit Committee is “financially literate” under the listing standards of the NYSE and is an “audit committee financial expert” as such term is defined in Item 407 of Regulation S-K. The Audit Committee met eleven times during the 2018 fiscal year. The Board has adopted a charter for the Audit Committee, which is available at https://investor.trueblue.com/corporate-governance/governance-documents-and-committee-composition/default.aspx. The charter is also available in print to any shareholder upon request.

During its 2018 meetings, the Audit Committee met with the Company’s chief executive officer, chief financial officer, general counsel, chief accounting officer, chief compliance and litigation officer, other senior members of the finance department, the director of internal audit, and our independent auditors, Deloitte & Touche LLP (“Deloitte”). These meetings included private, executive sessions between the Audit Committee and Deloitte, the Company’s Chief Financial Officer, General Counsel, Chief Compliance and Litigation Officer, and Vice President of Internal Audit. During its meetings, the Audit Committee reviewed and discussed, among other things:

•    the status of any significant issues in connection with the quarterly reviews and annual audit of the Company’s financial statements;

•    the Audit Committee’s charter and any modifications thereto;

•    the Company’s annual external audit plans and the staffing resources available to carry out those audit plans;

•    the Company’s annual internal audit plans and the staffing resources available to carry out those audit plans;

•    the Company’s significant accounting policies and estimates;

•    the Company’s progress toward evaluating and documenting its internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and Committee of Sponsoring Organizations (“COSO”) 2013;

•    the impact of new accounting pronouncements;

•    the impact of recent developments in corporate governance;

•    current tax matters affecting the Company;

•    the Company’s investment guidelines;

•    the Company’s compliance initiatives;

•    the Company’s processes for responding to, and investigation of, employee complaints regarding internal controls, auditing issues, or questionable accounting matters; and

•    the Company’s enterprise risk management efforts.

In addition to the meetings discussed above, the Audit Committee reviewed, with management and Deloitte, the Company’s interim financial statements for each quarter of 2018 prior to the quarterly release of earnings.

The Audit Committee also reviewed and discussed with management and Deloitte the Company’s audited financial statements as of and for the year ended December 30, 2018, prior to the release of earnings on Form 10-K. This discussion included, among other things:

•    critical accounting policies and practices used in the preparation of the Company’s financial statements;

•    significant items involving management’s estimates and judgments, including workers’ compensation reserves, tax matters, allowance for doubtful accounts, goodwill and intangible assets, business acquisition accounting, and legal and regulatory contingencies;

•    alternative treatments within GAAP of the Company’s annual financial information;

•    the effect of regulatory and accounting initiatives on the Company’s financial statements, including the adoption of significant accounting pronouncements;

•    any significant audit adjustments proposed by Deloitte and management’s response; and

•    confirmation that there were no matters of significant disagreement between management and Deloitte arising during the audit.

The Audit Committee has discussed with Deloitte the matters required to be discussed under the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301). The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

The Audit Committee pre-approved all audit and non-audit services provided by Deloitte prior to any engagement with respect to such services. Deloitte may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement and has determined, in each instance, that the proposed services are not prohibited by applicable regulations and that Deloitte’s independence will not be materially

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Audit Committee Report

impaired as a result of having provided such services. Based on the reviews and discussions referred to above, the Audit Committee believes that Deloitte has been independent, objective, and impartial in conducting the 2018 audit.

In performing all of the functions described above, the Audit Committee acts in an oversight capacity. In that role, the Audit Committee relies primarily on the work and assurances of our management, which has the primary responsibility for our financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States of America.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board agreed, that the audited financial statements as of and for the year ended December 30, 2018 be included in the Company’s Annual Report on Form 10-K for the year ended December 30, 2018, for filing with the SEC.

Members of the Audit Committee

Stephen M. Robb, Chair
William C. Goings

Kim Harris Jones
Kristi A. Savacool

TrueBlue, Inc. 2019 Proxy Statement P. 57

PROPOSAL 3

Ratification of Selection of Independent Registered Public Accounting Firm

As a matter of good corporate governance, the Audit Committee requests that shareholders ratify its selection of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for fiscal 2019. The Audit Committee of the Board has appointed Deloitte as the independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 29, 2019. Representatives of Deloitte will be present at the Annual Meeting of Shareholders to make a statement, if they desire to do so, and respond to appropriate questions by shareholders. The ratification of the Board’s selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2019, will be approved if the number of votes cast in favor of the ratification exceeds the numbers of votes cast against ratification.

Proxies will be voted “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019 unless other instructions are indicated on your proxy card. In the event shareholders do not ratify the appointment, the Audit Committee will reconsider the appointment. The Audit Committee reserves the right to change its independent registered public accounting firm without seeking shareholder approval if it determines that such change is in the best interest of the Company.

Fees Paid to Independent Registered Public Accountant for Fiscal Years 2018 and 2017

Deloitte was the independent registered public accounting firm that audited the Company’s consolidated financial statements for the fiscal years ending December 31, 2017, and December 30, 2018. Services provided to the Company and its subsidiaries by Deloitte in fiscal 2017 and 2018, are described in the following table:

	2018	2017
Audit fees:(1)	$2,433,885	$2,661,677
Audit-related fees:(2)	$ 15,000	$ 0
Tax fees:(3)	$ 0	$ 0
All other fees:(4)	$ 4,173	$ 3,543

(1) Audit fees for the 2017 and 2018 fiscal years were for services rendered for the audits of the consolidated financial statements included in the Company’s Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, reviews of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, and other assistance required to complete the year-end audit of the consolidated financial statements.

(2) Audit-related fees are for other SEC filings, including consents, comfort letters, or shelf-registrations.

(3) Tax fees could include consultation on tax compliance, tax advice, and tax planning. The Company paid no such fees to Deloitte in 2017 or 2018.

(4) All other fees for the 2017 and 2018 fiscal years are comprised of accounting research services subscription fees.

The services described above were approved by the Audit Committee pursuant to the policy described below. The Audit Committee did not rely on any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the engagement of the independent accountants with respect to such services. The Company’s independent accountants may be engaged to provide non-audit services only after the Audit Committee has first considered the proposed engagement, has determined in each instance that the proposed services are not prohibited by applicable regulations, and that the accountants’ independence will not be materially impaired as a result of having provided such services. In making this determination, the Audit Committee shall take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the accountants’ exercise of objective and impartial judgment on all issues encompassed within the accountants’ engagement would be materially impaired. The Audit Committee may delegate its approval authority to pre-approve services provided by the independent accountants to one or more of the members of the Audit Committee, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

TrueBlue, Inc. 2019 Proxy Statement P. 58

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of March 15, 2019, for (i) each person known to the Company to own beneficially 5% or more of our common stock; (ii) each director of the Company; (iii) each individual identified as a Named Executive Officer (“NEO”) of the Company pursuant to Item 402 of Regulation S-K; and (iv) all NEOs and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of March 15, 2019, the Company had no other classes of outstanding equity securities.

Name & Address of Beneficial Owner**	Title of Class	Amount and Nature of Beneficial Ownership (Number of Shares)(1)	Percent of Class
A. Patrick Beharelle	Common Stock	123,665	*
Steven C. Cooper	Common Stock	137,329	*
Derrek L. Gafford	Common Stock	110,958	*
James E. Defebaugh	Common Stock	37,776	*
Sean A. Ebner	Common Stock	22,690	*
Taryn R. Owen	Common Stock	22,952	*
Colleen B. Brown	Common Stock	24,806	*
William C. Goings(2)	Common Stock	19,674	*
Kim Harris Jones(3)	Common Stock	16,223	*
Stephen M. Robb(4)	Common Stock	30,294	*
Jeffrey B. Sakaguchi	Common Stock	56,461	*
Kristi A. Savacool(5)	Common Stock	6,695	*
Bonnie W. Soodik(6)	Common Stock	29,897	*
All executive officers and directors as a group (13 individuals)	Common Stock	639,420	2%
BlackRock, Inc.(7)	Common Stock	5,923,224	15%
The Vanguard Group, Inc.(8)	Common Stock	4,895,003	12%
Dimensional Fund Advisors LP(9)	Common Stock	2,938,575	7%
TrueBlue, Inc. 2019 Proxy Statement P. 59

Other Business

(1) Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Exchange Act, and includes: (i) shares held outright, shares held under the Company’s employee stock purchase plan, and restricted shares; and (ii) shares issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for shares, which were exercisable on or within 60 days after March 15, 2019.

(2) Includes 5,886 shares held outright, 8,616 deferred shares, and 5,172 options.

(3) Includes 3,341 shares held outright and 12,882 deferred shares.

(4) All 30,294 shares are deferred shares.

(5) Includes 2,046 shares held outright and 4,649 deferred shares.

(6) Includes 7,085 shares held outright and 22,812 deferred shares.

(7) Information provided is based solely on a Schedule 13G dated January 31, 2019, filed on behalf of BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 5,813,192 shares and sole dispositive power with respect to 5,923,224 shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(8) Information provided is based solely on a Schedule 13G dated February 11, 2019, filed on behalf of The Vanguard Group, Inc. The Vanguard Group, Inc. has sole voting power with respect to 41,844 shares, shared voting power with respect to 5,875 shares, sole dispositive power with respect to 4,851,042 shares, and shared dispositive power with respect to 43,961 shares. The business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9) Information provided is based solely on a Schedule 13G dated February 8, 2019, filed on behalf of Dimensional Fund Advisors LP. Dimensional Fund Advisors LP has sole voting power with respect to 2,807,510 shares, and sole dispositive power with respect to 2,938,757 shares. The business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

*   Less than 1%.

** The address of the NEOs and directors is c/o TrueBlue, Inc., 1015 A Street, Tacoma, Washington.

TrueBlue, Inc. 2019 Proxy Statement P. 60

Form 10-K Report Available

We do not intend to bring any other business before the 2019 Annual Meeting of Shareholders (the “meeting”), and, so far as we know, no matters are to be brought before the Meeting except as specified in the Notice of Annual Meeting of Shareholders. However, as to any other business which may properly come before the Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the discretion of the proxies.

TrueBlue, Inc. 2019 Proxy Statement P. 61

Form 10-K Report Available

A copy of the Company’s 2018 Annual Report on Form 10-K, as filed with the SEC, will be furnished without charge to shareholders upon request to the Chief Financial Officer at TrueBlue, Inc., 1015 A Street, Tacoma, Washington 98402 or by telephone at (253) 383-9101.

TRUEBLUE, INC.

By Order of the Board of Directors,

James E. Defebaugh

Secretary

/s/ James E. Defebaugh

Tacoma, Washington
April 3, 2019

TrueBlue, Inc. 2019 Proxy Statement P. 62

trueblue
THE PEOPLE COMPANY

NYSE SYMBOL: TBI
WWW.TRUEBLUE.COM

NYSE SYMBOL : TBI WWW.TRUEBLUE.COM

TRUEBLUE, INC. C/O COMPUTERSHARE TRUST COMPANY PO BOX 505000 LOUISVILLE, KY 40233-5000	SCAN TO VIEW MATERIALS & VOTE
VOTE BY INTERNET - www.proxyvote.com or scan the QR code above
Transmit your voting instructions online until 11:59 P.M. Eastern Daylight Time Tuesday, May 14, 2019. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Call to transmit your voting instructions until 11:59 P.M. Eastern Daylight Time Tuesday, May 14, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by Tuesday, May 14, 2019.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E67745-P19888	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TRUEBLUE, INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:	For	Against	Abstain

	1a. Colleen B. Brown 1b. A. Patrick Beharelle 1c. Steven C. Cooper 1d. William C. Goings 1e. Kim Harris Jones 1f. Stephen M. Robb 1g. Jeffrey B. Sakaguchi 1h. Kristi A. Savacool 1i. Bonnie W. Soodik	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

					2. To approve, by advisory vote, compensation for our named executive officers.	☐	☐	☐

					The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain

					3. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 29, 2019.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If signing on behalf of a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

E67746-P19888

TRUEBLUE, INC.

For Annual Meeting of the Shareholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Steven C. Cooper and James E. Defebaugh (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 15, 2019, at 1015 A Street, Tacoma, Washington 98402, and at any adjournment thereof.

This proxy, when properly signed, will be voted in the manner directed herein by the undersigned shareholder and with respect to any other business that may properly come before the meeting, in accordance with the discretion of the Proxies. Unless otherwise specified herein, the Proxies, in their discretion, are further authorized to vote:

FOR PROPOSAL 1 (the election of directors nominated by the Board of Directors);
FOR PROPOSAL 2 (advisory vote approving executive compensation);
and
FOR PROPOSAL 3 (ratification of the selection of the independent registered public accounting firm).

Continued and to be signed on reverse side